Exhibit 10.6

Papa Murphy’s International LLC

Franchise Agreement

i	March 2014

	4.10	Vendor and Supplier Payments	14
	4.11	Bookkeeping and Payroll Services	14
	4.12	Third Party Programs	14

5.	YOUR DUTIES		14
	5.1	Time to Complete Training and Commence Operation	14
	5.2	Permits, Licenses, and Laws	14
	5.3	Uniformity and Image	15
	5.4	Specifications and Standards	15
	5.5	Operations	15
	5.6	Right of Entry and Inspection	15
	5.7	Uniforms	16
	5.8	Upgrade, Refurbish and Replacement	16
	5.9	Computer and Communication Systems	16
	5.10	Approved Products	16
	5.11	Personal Participation	17
	5.12	Other Operating Standards	17
	5.13	Marks and Internet	18
	5.14	Manual and Methods of Operation	19
	5.15	Confidential Information	20
	5.16	Covenants Not to Compete	20
	5.17	Notice of Court or Government Action	21
	5.18	Compliance with Anti-Terrorism Laws	21
	5.19	Franchise Convention	22

6.	CONTINUATION OF ABILITY TO OPERATE, TERMINATION AND STEP-IN RIGHTS		22
	6.1	Continuing to Operate Beyond this Agreement	22
	6.2	Termination by You	23
	6.3	Termination by Us	23
	6.4	Effect of Termination	25
	6.5	Our Step-In Rights	26
	6.6	Interim Period	27

7.	TRANSFER		28
	7.1	Sale or Assignment by You	28
	7.2	Your Death or Disability	31

8.	INDEMNITY, INSURANCE, CONDEMNATION AND CASUALTY		31
	8.1	Indemnification	31
	8.2	Insurance	31
	8.3	Condemnation and Casualty	33

9.	NOTICE AND MISCELLANEOUS		33
	9.1	Notices	33
	9.2	Relationship of Parties	34
	9.3	Non-Waiver of Rights	34

ii	March 2014

	9.4	Risk of Operations	35
	9.5	Severability	35
	9.6	Interpretation and Execution	35
	9.7	Modification	36
	9.8	Representations and Warranties by Franchise Owner	36
	9.9	Negotiation and Mediation	36
	9.10	Waiver of Rights	36
	9.11	Injunction, Enforcement, Costs and Venue	37
	9.12	Attorneys’ Fees	37
	9.13	Binding Effect	37
	9.14	Independent Investigation	37
	9.15	Our Acceptance	38
	9.16	Counterparts	38
	9.17	Time of Essence	38

10.	FRANCHISE OWNER INFORMATION.		38
	10.1	Managing Owner	38
	10.2	Statement of Ownership	38
	10.3	Financial Records	39

Attachments:

Attachment A:	Franchised Location and Required Opening Date
Attachment B:	Owner Agreement and Guaranty for all Entity Franchise Owners
Attachment C:	Addendum to Lease
Attachment D:	Nondisclosure Agreement
Attachment E:	Successive Addendum

iii	March 2014

FRANCHISE AGREEMENT

This Franchise Agreement (“Agreement”) is entered into and effective                             ,          (“Effective Date”) between Papa Murphy’s International LLC, a Delaware limited liability company, located at 8000 NE Parkway Drive, Suite 350, Vancouver, Washington 98662 (“we” “us” or “our”), and the person(s) listed as the Franchise Owner on the signature block of this Agreement (“Franchise Owner,” “you” or “yours”).

WHEREAS, we have developed a unique system for establishing and operating pizza stores under the service mark “Papa Murphy’s®” and other related marks; and

WHEREAS, we grant franchises for the operation of Papa Murphy’s Take ‘N’ Bake Pizza stores to qualified candidates who are willing to adhere to our Methods of Operation and quality standards; and

WHEREAS, you desire to operate a Papa Murphy’s Take ‘N’ Bake Pizza store in compliance with our Methods of Operation and quality standards.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

1.1 “Franchised Business” means all business conducted at, through, or in relation to your Papa Murphy’s Take ‘N’ Bake Pizza store.

1.2 “Internet” means any of one or more local or global interactive communications media that is now available, or that may become available, and includes websites, domain names, social media, and any other existing or future form of electronic communication or commerce. Unless the context otherwise indicates, Internet includes methods of accessing limited access electronic networks, such as Intranets, Extranets, and wide area networks.

1.3 “Manual” means our confidential: (i) manual or manuals, and (ii) any Intranet, Extranet, or password protected portion of an Internet site that contain manual(s) or other embodiments of the Methods of Operation, and (iii) any embodiment of the Methods of Operation, including notices of new standards and techniques, and (iv) any amendments, supplements, derivative works, and replacements, whether embodied in electronic or other media.

1.4 “Marks” means our trade names, trademarks, service marks, logos, décor, trade dress, layout, and commercial symbols, and similar and related words, symbols or designs, now or in the future associated with us, you, the Methods of Operation or the Franchised Business, whether or not they are registered, including, but not limited to, “Papa Murphy’s®,” “Papa Murphy’s Take ‘N’ Bake®” and “Papa Murphy’s Take ‘N’ Bake Pizza®.”

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1.5 “Methods of Operation” means, collectively, our valuable know-how, information, trade secrets, methods, Manual, standards, designs, usage of the Marks, copyrighted works, products and service sources and specifications, proprietary software, confidential electronic and other communications, methods of Internet usage, marketing programs, and research and development connected with the operation and promotion of the Franchised Business, as modified by us at any time. All such modifications become our property.

1.6 “Multi-Area Marketing Programs” means regional, national, or international programs designed to increase business or generate awareness and brand recognition for us and the franchise system; including multi-area customer, regional customer, national customer, commercial customer, Internet, social media, event, yellow pages, directory, affinity, vendor, stored value cards, gift cards, and any other program offered or produced, and co-branding programs.

1.7 “Net Sales” means the gross amount, whether in money or other form of consideration, earned or received by you from any source in connection with the operation of the Franchised Business or with any similar or related activity, whether on or off your business premises, and whether for goods, services or promotions, excluding only sales tax receipts that you must by law collect from customers and that you actually pay to the government, and any customer refunds paid. If you participate in certain online marketing programs in which a third party vendor accepts payment on your behalf in exchange for the sale of discount coupons, you must report Net Sales from such activity at the earlier of (a) the day a coupon is used to pay for goods or services from your Franchised Business, or (b) within 180 days of the day you receive cash payment from the third party vendor.

1.8 “Transfer” means to voluntarily or involuntarily transfer, assign, sell, or encumber any interest in or ownership or control of, the Franchised Business, substantial assets of the Franchised Business, of this Agreement or any interest in the legal entity, which owns the Franchised Business, including any change or series of changes in the percentage of the franchise owner entity which is owned, directly or indirectly, by any principal owner which results in any addition or deletion of any person or entity.

2.	GRANT OF FRANCHISE; TRAINING

2.1 Grant of Franchise and Customer Solicitation Limitations.

(a) If this is our first franchise agreement with you (the “Initial Franchise Agreement”), we grant to you a non-exclusive license to operate the Franchised Business at a specific location, using the Marks and Methods of Operation for ten years from the Commencement Date of this Agreement, unless terminated earlier under this Agreement. The “Commencement Date” shall be the first date the franchise premises opens for business. This grant is for your operation of one Papa Murphy’s Take ‘N’ Bake Pizza store at the location identified in Attachment A if such location has been identified at the time of execution of this Agreement. If the location has not been identified at the time of execution of this Agreement, the general location in which the Franchised Business may be located is identified in Attachment A. At or before the time the lease for the franchise premises is signed, the specific address will be added to Attachment A. You must obtain our prior written approval for the site of the franchise premises.

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(b) If this Agreement with you is other than the Initial Franchise Agreement (in which event this is a “Successive Franchise Agreement”), we grant to you a non-exclusive license to operate the Franchised Business at its current location, using the Marks and Methods of Operation for five years from the expiration date of your prior Franchise Agreement, unless terminated earlier under this Agreement.

(c) You may not relocate the Franchised Business without our prior written approval as set forth in Section 3.9 of this Agreement.

(d) If you are a legal entity, each of your owners must sign the Owner Agreement and Guaranty for All Entity Franchise Owners in the form attached as Attachment B.

(e) You may not do business, solicit customers, or place advertisements by means, or using electronic or other media (including the Internet), that primarily reach persons outside your regional advertising (or local cooperative, if applicable) area, except with our prior written consent or by following the requirements of the Manual.

2.2 Reservation of Rights. You will not receive an exclusive territory or any protected area and we expressly reserve the following rights:

(a) We may establish company-owned or franchised operations using our Methods of Operation, trade names or trademarks, including one or more of the Marks, that will compete with you, at any location we select;

(b) We may offer and sell food products or other products, including products ready for immediate consumption, under the Marks or any other marks, through retail food stores, convenience stores, hotel shops, kiosks, theatres, malls, airports, gas stations, college campuses, or other non-traditional venues, at other retail locations, at special events or through any other channels of distribution, including other restaurants, mail order, catalog sales, over the Internet, and retail or government/military channels. The Internet is a channel of distribution reserved exclusively to us, and you may not independently market on the Internet, establish or operate your own website, accept online orders through any website or other form of e-commerce other than a website operated by us or conduct any other form of e-commerce. You may not, utilize social media sites or other forms of electronic communication to promote your Franchised Business. We may choose to direct or control use of social media sites and other electronic media;

(c) We may purchase or be purchased by, or merge or combine with, competing businesses wherever located, including a chain of company-owned or franchised locations that competes directly with your Franchised Business;

(d) We may offer franchises in the future, and have done so in the past, on terms we deem appropriate, including terms that differ from this Agreement; and

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(e) We may conduct Multi-Area Marketing Programs anywhere. We reserve the right to determine all policies and practices related to Multi-Area Marketing Programs, including the right to set maximum resale prices to the extent permitted by law.

2.3 Initial Training and Test Period.

(a) If this is your first Franchised Business, you or, if you are a legal entity, your designated owner, will work in an existing Papa Murphy’s store for approximately 30 hours within 30 days of the Effective Date of this Agreement, as a mutual test period (“Phase 1”). Phase 1 will expire upon the earlier of the completion of the 30 hours or the expiration of the 30-day period, whichever occurs first. You will not be paid or insured, and will be subject to this Agreement, including but not limited to provisions related to indemnity, confidentiality, and noncompetition.

(b) You or we may decide for any reason to terminate this Agreement at any time during Phase 1. If you terminate this Agreement during Phase 1, we will return the Initial Franchise Fee, subject to compliance with this Section 2.3, less $5,000. If we terminate this Agreement during Phase 1, we will return the entire Initial Franchise Fee.

(c) If this is your first Franchised Business pursuant to a transfer agreement, and you terminate during Phase 1, we will return the Transfer Fee (as defined in Section 7.1(a)), less $5,000. If the Transfer Fee is less than $5,000, we will retain the entire fee. If this is your first Franchised Business pursuant to a transfer agreement, and we terminate during Phase 1, we will return the entire Transfer Fee.

(d) In the event either party is going to terminate pursuant to this Section, notice must be received during or within five days after Phase 1 and must be delivered in accordance with Section 9.1.

(e) In the case of termination by either party, you will be bound by, and must confirm before receiving your refund, your post-termination obligations, including but not limited to confidentiality, noncompetition, indemnity and mutual releases. You must also sign a Termination and Mutual Release Agreement releasing us from all claims.

(f) Phases 1 through 5 of the training program are mandatory. You will perform Phase 2 of the training program on your own. We will provide Phase 3 of the training program in a designated certified training store. Phase 5 of the training program will be held at our corporate headquarters in Vancouver, Washington. This training course will cover the operation of a Papa Murphy’s Take ‘N’ Bake Pizza store, including financial controls, marketing techniques, service methods, deployment of labor, and maintenance of quality standards. Phase 4 of the training program will be held either at our corporate headquarters or at a certified training site as designated by us. Phase 6 of the training program is optional. You will be responsible for travel, accommodations, meals and other expenses for all training.

(g) If you do not successfully complete Phase 2, Phase 3, Phase 4 or Phase 5 of the training program, we may terminate this Agreement and we will retain your Initial Franchise Fee.

4	March 2014

(h) All stores must be managed by a trained owner or a Certified Manager (“Certified Manager”). A Certified Manager is a manager or other employee who has received in-store training from the franchise owner in accordance with the In-Store Training Workbook and has successfully completed the Papa Murphy’s Basic Manager’s Class. Basic Manager’s Classes are offered by us at no additional expense to you, but you will be responsible for paying all costs associated with the manager or other employee’s attendance as well as all wages and benefits of the manager or other employee earned during the Basic Manager’s Class.

(i) You must successfully complete the mandatory training program no later than four weeks before opening for business. You must successfully complete each phase of the mandatory training program or we may revoke this Agreement and retain the Initial Franchise Fee.

2.4 Additional Training. You and your manager must complete to our satisfaction any additional or advanced training or attend any regional meetings we may at any time require. You will be responsible for the cost of any additional training on the PMI Enterprise Solution. All other training will be provided at no cost to you, other than any necessary travel, accommodations, meals, and other expenses which will be at your sole cost and expense.

2.5 Duty to Maintain Computer Skills. You must at all times have sufficient computer skills to operate your computer, understand how to utilize the software, and access email, the Internet, and our database management and Intranet system. If we determine that you require additional computer training, we will advise you in writing regarding the nature of the additional training required, and you will have 90 days to complete such training at a local computer training school at your expense. We reserve the right to designate the computer training school which you must attend. At the end of the training program, you must show us a certificate acceptable to us to prove that you passed the training course.

2.6 Franchise Advisory Board. A Franchise Advisory Board (“FAB”) has been formed and shall be utilized by us to gather input and advice from the franchise community on key initiatives and business issues. The FAB serves in an advisory capacity only. Members of the FAB are franchise owners elected by the franchise community or appointed by us. The purpose of the FAB is to encourage open communication and cooperation between us and our franchise owners. We may, as we deem necessary, create ad hoc committees to provide insight and advice on particular topics.

3.	SITE SELECTION, PLANS AND CONSTRUCTION

3.1 Site Selection Area. The site selection area (“Site Selection Area”) designated by us is described in Attachment A. Unless otherwise approved by us, you must obtain a site for your Franchised Business (“Franchised Location”) within the Site Selection Area. You will not have any exclusive rights to the Site Selection Area.

5	March 2014

3.2 Site Selection.

(a) You assume all cost, liability, expense and responsibility for locating, presenting for our prior review, securing and developing a site for the Franchised Business within the Site Selection Area. In fulfilling your responsibility, you may consult with real estate and other professionals identified by us. Our evaluation of a prospective site and the providing of assistance in the selection of a site does not mean that we represent, promise, warranty or guarantee that a Franchised Business operated at that site will be profitable or otherwise successful. You also assume all cost, liability, expense and responsibility for constructing and equipping the Franchised Business at the Franchised Location. You may not make any binding commitment to a prospective vendor or landlord with respect to a site for the Franchised Business until the site is reviewed, evaluated, and approved in accordance with this Section 3.

(b) Prior to securing a site for the Franchised Business by lease or purchase, you, with our site selection assistance, must locate a site that is approved by us.

(i) You must submit to us, in writing, in the form we specify, a description of the proposed site. You will complete a Site Submission Package as detailed in the Manual at least 20 days prior to executing your lease. This package will contain information that you prepare about your proposed site, proposed economics of the deal and other relevant information about your trade area. The Site Submission Package must be submitted with such other information and materials as we may reasonably require, including a letter of intent or other evidence satisfactory to us that confirms your favorable prospects for obtaining the proposed site and the landlord’s willingness to sign the Addendum to Lease attached to this Agreement as Attachment C. We will review and approve your proposed site based on this and other information in our sole and absolute discretion.

(ii) We will have 20 days after receipt of the Site Submission Package and additional information and materials to approve or disapprove the proposed site as the location for the Franchised Business. No site may be used for the location of the Franchised Business unless it is first reviewed, evaluated, and approved in writing by us, and any objections are resolved by you to our satisfaction. If within 20 days after submission of the Site Submission Package, we have not advised you in writing that the proposed site is disapproved, the proposed site will be deemed approved by us for you to use.

(iii) After a site for the Franchised Business is approved by us and acquired by you, the site shall be described as the Franchised Location in Attachment A.

3.3 Our Approval of a Lease or Purchase Agreement. If you purchase the Franchised Location, you must submit a copy of the proposed contract of sale to us for our review 20 days prior to your signing the contract and you must furnish to us a copy of the contract of sale within 10 days after the contract is signed by all parties. If you lease the Franchised Location, you must submit a copy of the proposed lease to us for our review 20 days prior to signing the lease and you must furnish to us a copy of the lease within 10 days after the lease is signed by all parties. Any lease for a Franchised Location must include an Addendum to the Lease between you and the landlord in substantially the form attached as Attachment C. We will have 10 days after receipt of the proposed lease or the proposed contract of sale to review and evaluate the contract or the lease and outline required revisions.

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3.4 Permits and Licenses. You are responsible for obtaining all zoning classifications, permits, variances, certificates of occupancy and clearances, that may be required by state or local laws, ordinances or regulations or that may be necessary as a result of any restrictive covenants, reciprocal easement agreement, or other similar documentation relating to the Franchised Location. Prior to beginning construction of the Franchised Business, you must (i) obtain all permits including, but not limited to, health code permits and building permits, licenses and certifications required for the lawful construction or remodeling and operation of the Franchised Business, and (ii) certify in writing to us that the insurance coverage specified in Section 8.2 is in full force and effect and that all required approvals, clearances, permits and certifications have been obtained. You must provide to us copies of your insurance policies or certificates of insurance and copies of all such approvals, clearances, permits and certifications prior to beginning construction of the Franchised Business. You must also provide us with a copy of your certificate of occupancy prior to opening the Franchised Business.

3.5 Design Plan for Your Franchised Location. We will loan you a copy of our standards and specifications for the construction of your Franchised Business, including interior and exterior design, layout, floor plans, signs, color, décor, equipment and fixtures and such design and permit guidance as we or our affiliate deems appropriate and you must construct your Franchised Location in accordance with our standards and specifications. Our design and permit guidance may include but not be limited to layout analyses, a preliminary design meeting for the layout of the Franchised Business site approved by us, layout design plans for the Franchised Location approved by us, and guidance with the permit process. You are solely responsible for all expenses incurred for permitting, construction, and architectural and engineering requirements to construct and open your Franchised Business.

3.6 Construction of Your Franchised Location.

(a) We will provide you with the design and pre-construction assistance described above. You must independently obtain stamped plans from a licensed architect or engineer and any additional architectural, engineering and design services you deem necessary for the construction of your Franchised Business at your own expense from an architectural, engineering or design firm approved by us.

(b) Any adaptations to the design plans for the Franchised Location provided by us must be at your sole expense and are subject to our approval. If we determine that your modified plans do not satisfy our architectural or design standards and specifications for a Franchised Business or are not consistent with the best interests of the Papa Murphy’s brand, we may deny you permission to use such plans, and in this event will advise you of any objections within 15 days of receiving your modified plans.

(c) If we fail to advise you of an objection to the plans within said 15-day time period, you may use your modified plans. If we object to your modified plans, we will provide you with a detailed list of changes necessary to make your modified plans acceptable.

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(d) We will, upon your resubmission of the plans with such changes, notify you within 10 days of receiving the resubmitted plans whether the plans are acceptable. If we conclude your changes are not acceptable, we will notify you of our objections as described above, and you must resubmit your modified plans in accordance with the procedures described above until we approve your modified plans. If we do not notify you of any objection within the time period described above, you may use the resubmitted plans.

(e) You acknowledge that our providing the design plans to you and/or accepting your modified design plans does not constitute a representation, warranty, or guarantee, express or implied, by us that your modified plans are free of architectural or design errors or that they comply with applicable legal requirements (including the requirements of the Americans With Disabilities Act) and we shall have no liability to you or any other party because of your use of the modified plans.

3.7 Timing for Construction. Once your modified plans have been approved and you have signed a lease or completed the purchase of the Franchised Location, you must start and diligently pursue construction or remodeling (as applicable) of the Franchised Business. You will be considered to have started construction at the time when any site work is initiated by or on behalf of you at the Franchised Location. Site work includes, but is not limited to, any site work commenced for the construction of a stand-alone building, removing prior tenant improvements, construction of interior walls, and installation of your tenant improvements. During construction or remodeling, you must provide us with periodic reports regarding the progress of the construction or remodeling as we reasonably request. In addition, we may make any on-site inspections as we may deem necessary to evaluate your progress. If, during any inspections, we identify instances where your construction or remodeling is inconsistent with, or does not meet, our standards, we will notify you in writing of the deficiencies, and you must correct the deficiencies prior to opening. You must notify us of the scheduled date you intend to complete construction or remodeling no later than 30 days prior to that date. Within a reasonable time after the date of completion of construction or remodeling, we may, at our option, conduct an inspection of the completed Franchised Business. You acknowledge and agree that you will not open the Franchised Business for business without our written authorization and that our written authorization to open will be conditioned upon your strict compliance with this Agreement.

3.8 Timing for Opening the Franchised Business. You acknowledge that time is of the essence. Subject to your compliance with the conditions contained herein, you must open the Franchised Business and commence operations within 12 months after the Effective Date (“Required Opening Date”) set forth in Attachment A, unless you obtain our written permission to extend the Required Opening Date. So long as you have been continuously and diligently pursuing opening the Franchised Business, an extension will not be unreasonably withheld. If this Agreement is signed as part of an Area Development Agreement, the Required Opening Date shall be the date required in the Area Development Agreement. If you fail to comply with the requirements identified in Section 3.7 above, we will have the right to prohibit you from opening the Franchised Business.

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3.9 Relocation of Franchised Location.

(a) You may not relocate the Franchised Business without our prior written consent. This Agreement does not grant you the right or license to operate the Franchised Business from any location except the Franchised Location or to use the Methods of Operation or the Marks to offer or sell any products, merchandise or services through any channel of distribution except the Franchised Business or as specified in the Manual.

(b) If you are unable to continue the operation of the Franchised Business at the Franchised Location because of a force majeure event, casualty, or condemnation, you may request, in writing, our approval to relocate the Franchised Business to another location in the Site Selection Area. Any such request to relocate the Franchised Business shall also be subject to our written approval. If we decide to grant you the right to relocate the Franchised Business, you must comply with the site selection and construction procedures described in this Section 3 with respect to the new Franchised Location.

4.	FEES AND OTHER FINANCIAL AND MARKETING REQUIREMENTS

4.1 Franchise Fees. You will pay us the applicable amount set forth below, plus, if due and payable, all applicable federal, state or municipal taxes, as a non-recurring franchise fee upon signing this Agreement. The franchise fee will be paid by means of check, money order or wire transfer. The franchise fee is fully earned upon payment and is nonrefundable.

(a) If this is your first franchise, you will pay us a nonrefundable Initial Franchise Fee (“Initial Franchise Fee”) upon the signing of this Agreement of $25,000.

(b) If you are an existing franchise owner and the franchise is being purchased by the same legal entity or principal owner, you will pay us a nonrefundable Subsequent Franchise Fee (“Subsequent Franchise Fee”) upon the signing of this Agreement of $15,000.

(c) If you have signed an Area Development Agreement and paid the Area Development Fee, you will pay us a nonrefundable Subsequent Franchise Fee of $10,000 at the time(s) set forth in the Area Development Agreement.

4.2 Royalty and Services Fee. Beginning on the Commencement Date, you will pay to us a continuing royalty and services fee equal to 5 percent of your Net Sales (“Royalty Fee”), which will be reported and paid to us as provided in this Agreement.

4.3 Advertising Fee and Advertising Requirements.

(a) You will pay us an advertising fee of 2 percent of your Net Sales (“Advertising and Development Fee”) that will be placed in an advertising and development fund (“ADF”). The Advertising and Development Fee will be paid in the same manner and at the same time as the Royalty Fee. We reserve the right to place the Advertising and Development Fees in a separate bank account administered by us or an affiliate but are not required to do so. We will use the ADF for marketing research and development, local franchise owner group advertising or marketing, public relations, local, regional, national, Internet, or international advertising or marketing, development and maintenance of any Internet or

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e-commerce programs, stored value card programs, gift card programs, point-of-purchase programs, administration of advertising or marketing (including reasonable salaries, accounting, collection, quality assurance, legal and other costs), related expenses, and any media or agency costs. We make no promise or guarantee that advertising expenditures will be proportionate to contributions or provide direct benefit, or any benefit, to you or any other franchise owner. We have the sole right to decide how to spend the Advertising and Development Fees, and have no fiduciary duty with regard to the ADF. Upon request, we will provide you with an unaudited annual summary report of Advertising and Development Fees and expenditures.

(b) We will administer the ADF and direct all advertising programs with sole decision-making authority over the creative concepts, materials, endorsements, placement, and allocation of overhead expenses. We will have the sole right to enforce the obligations to pay Advertising and Development Fees but we have no obligation to do so. Neither you nor any other of our franchise owners will be deemed a third party beneficiary with respect to the Advertising and Development Fees or ADF or have any right to enforce any obligation to pay Advertising and Development Fees.

(c) We may develop mandatory or voluntary special discount or free coupon programs and other Multi-Area Marketing Programs. You must follow our advertising guidelines and purchase and use advertising material that we may designate. You must place our franchise sales brochures that we provide at our cost in your store if we so request. You must participate in the Multi-Area Marketing Programs that we specify and we may specify maximum resale prices in connection with such programs. For example, you must participate in periodic national or international promotions, and purchase related marketing kits at your cost. If you participate in a voluntary program, you will follow all provisions of the program. If you elect to be excluded from a voluntary program, we may advise consumers, by advertising, sales solicitation or otherwise, that you are not a participant.

(d) You may not use any advertising, marketing, promotional materials, or advertising vendors that have not been provided by us or approved by us in writing. You may not embark upon advertising in any media or location without our written approval of the media. If within ten days after submission, we have not advised you in writing that the material is approved, the material will be deemed disapproved by us for you to use.

(e) We may, at our discretion, require that all or a portion of your Local Marketing Expense (as defined below) or advertising cooperative contribution be paid into the ADF. In the event that we require you to pay all or a portion of your Local Marketing Expense or advertising cooperative contribution into the ADF, such amounts will be credited toward the minimum Local Marketing Expense.

4.4 Local Marketing.

(a) You must spend each month on local marketing a minimum of the greater of $2,000 or 5 percent of your Net Sales (“Local Marketing Expense”). You will use only franchisor-approved advertising, marketing and promotional materials. You will report and document your Local Marketing Expense to us at such times and in such manner as we specify, including by electronic means.

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(b) You must spend through us or at our direction up to $30,000 on advertising, including local marketing, prior to and during your first 180 days of operation. In addition, you may be required to obtain professional public relations assistance and advice, to effectively execute the opening marketing plan.

(c) You must adhere to, participate in, and follow our marketing programs and guidance, including local store marketing activities, displays, signage, customer loyalty, gift certificates, stored value cards, or gift cards, online ordering and advertising in accordance with our Manual.

4.5 Multi-Area Marketing and Cooperative Advertising.

(a) You must participate in Multi-Area Marketing Programs. Such programs will allow us or others to solicit or sell to customers anywhere, and may require your cooperation (including refraining from certain channels of marketing and distribution), participation (including payment of commissions or referral fees or accepting gift cards and stored value cards sold by us or other franchise owners), and adherence to maximum retail pricing to the extent permitted by law. All such programs are our proprietary trade secrets. We reserve the right to issue mandatory policies to coordinate such Multi-Area Marketing Programs. For example, you must participate in periodic national promotions, and in connection with such promotions purchase related marketing kits at your cost.

(b) We may designate local or regional advertising coverage areas to develop cooperative local or regional advertising and promotional programs. You must participate in and contribute your share to the cooperative advertising and promotional programs in your advertising coverage area.

(c) Your contributions to cooperative advertising or promotional programs will be credited toward the minimum Local Marketing Expense. Any such cooperatives will establish the procedures for contribution payments. You may be required to belong to and contribute a minimum of 3 percent of Net Sales to a maximum of 5 percent of Net Sales to any cooperative to which you are assigned. The cooperative membership may elect to require a greater contribution rate than is required by this Agreement. The minimum contribution may be reduced by the cooperative if your Franchised Location does not receive full benefit of the cooperative’s advertising. We may designate the coverage area and method and timing of payment; and may form, change, merge or dissolve cooperatives; and may approve or disapprove any outside agencies, articles, bylaws, other governing documents, and all activities and advertising; of any such cooperative; and may specify maximum resale prices to the extent permitted by law. All cooperatives will report to us in the manner required by, and follow all requirements of, this Agreement.

4.6 Manner of Payment and Reports.

(a) On Tuesday of each week, or such other time that we specify, you will deliver an itemized report of your Net Sales for the prior week just ended (or other period), and other statistics we specify, on such form and in the manner, including electronically, that we prescribe. Upon request, you will provide us with all hard copies and access to electronic reports that we prescribe, including a list of prices and products sold. We reserve the right to electronically poll your computer system at any time and to use the data we obtain from such polling for any legal purpose.

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(b) On or before Monday of each week, or such other time that we specify, you must make all payments to us by any method we specify, including electronic funds transfer or the Internet, for the sales week ending on the preceding Monday. We currently require you to sign an Automated Clearinghouse (“ACH”) Authorization allowing us to automatically deduct payments or any other amounts you owe to us from your franchise bank account. The ACH Authorization also authorizes us to withdraw or deposit amounts resulting from gift card or stored value card activations or redemptions, orders placed on our website, and any other amounts that may become due to you into your franchise bank account. We will not for this purpose require you to deposit all your revenue into an account that we control, or from which withdrawals may be made only with our consent. You must make funds available to us for withdrawal by electronic transfer no later than the due date for payment. If you have not reported the Net Sales to us for any reporting period as required, then we shall be authorized, at our option, to debit your account in an amount equal to (a) 150 percent of the fees transferred from your account for the last reporting period for which a report of the Net Sales was provided from you as required hereunder; or (b) the amount due based on information retrieved from our approved computer system. Upon receipt of your report of Net Sales, the amount due will be reconciled with the amount withdrawn.

(c) You will not set off any claim for damages or money due to you from us against any payments to be paid by you to us under this Agreement or any related agreement between the parties. No endorsement or statement will be effective as an acknowledgment of payment in full. We will have the right to accept any payment and to recover the balance due or to pursue any other remedy available to us.

(d) Interest of 1.5 percent per month (18 percent per annum), or the maximum allowed by law if less, will be added to any sums to be paid under this Agreement that remain unpaid after the date due. If we are unable to withdraw funds from your franchise bank account because you have insufficient funds in the account, you have closed the account, or you have placed or caused a “stop payment” instruction on the account for any reason, we have the right to charge you a non-sufficient funds fee (“NSF Fee”) of $35. In addition, you must reimburse us for any non-sufficient funds fees that we incur.

4.7 Records.

(a) You will keep full, complete, and accurate books, records, and accounts for your Franchised Business, in accordance with generally accepted accounting principles and all requirements of the law, and in the form and manner prescribed below or as we may prescribe from time to time.

(b) You will submit to us, on a form approved by us and in the manner prescribed by us, no later than 30 days after the close of our fiscal month, a profit and loss statement, including a year-to-date summary, and, if available, balance sheet for that month. You will also submit to us, on a form and manner approved by us, no later than 90 days after the close of our fiscal year, a profit and loss statement and balance sheet prepared in accordance with generally accepted accounting principles for the full 12 months of each fiscal year.

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(c) You will maintain and submit to us such other reports and information as we may reasonably require from time to time, in the form and manner prescribed by us.

(d) You will maintain and preserve, for no less than the current fiscal year and the seven immediate past fiscal years, all books, tax returns, accounting records, and supporting documents relating to your Franchised Business, including but not limited to:

(i) daily cash reports;

(ii) cash receipts journal and general ledger;

(iii) cash disbursements journal and weekly payroll register;

(iv) monthly bank statements, daily deposit slips, and canceled checks;

(v) business tax returns, and individual tax returns for each person with an ownership interest in the business;

(vi) dated cash register tapes, detailed and summary;

(vii) monthly and annual profit and loss statements and balance sheets;

(viii) such other records and information as we may request from time to time; and

(ix) all records that you are required to keep by law.

(e) You hereby grant us the right to obtain and inspect all records of all suppliers, distributors, and other third parties who supply you with food and paper products, supplies, equipment, and other materials, and you hereby authorize your suppliers, distributors, and other third parties to provide us with those records upon our request.

4.8 Audits. In addition to those rights granted to us herein, from the Effective Date of this Agreement until three years after the end of the term of this Agreement, we or our representatives shall have the right to examine your original books, records, and supporting documents, including but not limited to all of those listed in Section 4.7, above, wherever they are located, at reasonable times, and to perform, with or without notice to you, such tests, analyses, and inspections as we deem appropriate to verify your sales and your compliance with any other terms of the Franchise Agreement. Upon our request and at your sole expense, you will send copies of these books, records, and documents to us or our representatives. If we determine that your actual Net Sales are higher than those you have reported to us, you will immediately pay all sums owed to us, the ADF, and your advertising cooperative, plus interest at 1.5 percent per month (18 percent per annum) or the highest permissible rate. We will bear the cost of the audit, unless you (1) understate Net Sales by 2 percent or more for any reported time period, (2) fail or

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refuse to furnish required reports or supporting records on a timely basis for two or more consecutive reporting periods, (3) fail or refuse to make the books and records available for an audit after receiving reasonable, advanced notice from us, or (4) otherwise fail or refuse to cooperate with the audit or requests made by us or our representatives, in which case you will reimburse us for the audit cost, including travel, accommodations, meals, salaries, and other expenses of the inspecting or audit personnel, plus pay us interest at 1.5 percent per month (18 percent per annum) or the highest permissible rate. Any payments made pursuant to this Section will be without prejudice to any other remedies that we may have under this Agreement or by law, including but not limited to the right to terminate this Agreement, without opportunity to cure, in the case of intentional underreporting of Net Sales, regardless of the amount involved.

4.9 Application of Payments; Setoff; Security Interest. We may apply any payment from you to any past due indebtedness you owe to us or to our affiliates, whether from fee payments, purchases, late payment charges, or for any other reason. We may set off from any amount due you any amount past due us, our affiliates or any designated cooperative. You hereby grant us a security interest in all of your business assets, including furniture, fixtures, equipment, and inventory, to secure any amounts due us. You hereby authorize us to file a standard UCC-1 financing statement, or its equivalent for the applicable state, to record our security interest.

4.10 Vendor and Supplier Payments. We may receive payments from vendors or suppliers. All payments received shall be placed into the ADF or a fund established for the benefit of the franchise system.

4.11 Bookkeeping and Payroll Services. We require you to retain an approved bookkeeping and payroll service for the first year of operation of the Franchised Business. We will have access to and specify requirements and forms of all information and reports generated by the service.

4.12 Third Party Programs. In the Manual, we may require at your expense, participation in certain third party vendor programs. We may require payment directly to a third party provider or reimbursement to us for our payment thereto.

5.	YOUR DUTIES

5.1 Time to Complete Training and Commence Operation. You will complete to our satisfaction the mandatory training program and commence full and continuous operation of the Franchised Business by the Required Opening Date as set forth on Attachment A. You must comply with the provisions of this Agreement, including, without limitation, those regarding site location and premises development before opening.

5.2 Permits, Licenses, and Laws. You will obtain all local permits and licenses necessary to operate the Franchised Business before you begin operation. You must comply with all civil and criminal laws, ordinances, rules, regulations, and orders of public authorities relating to the maintenance and operation of the Franchised Business, including but not limited to those relating to health, safety, sanitation, employment, immigration, taxation, privacy, accommodation, and environmental regulation.

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5.3 Uniformity and Image. Your adherence to the Methods of Operation and proper use of the Marks is essential to maintaining a uniform image and high standards of the Franchised Business. In order to maintain uniform standards of quality, appearance, and marketing, you must conform to our Mark usage standards and specifications, including signage and marketing.

5.4 Specifications and Standards. We may set standards or specifications, including but not limited to those applicable to menus, fixtures, equipment, interior décor, inventory, food preparation, Methods of Operation, Multi-Area Marketing Programs, trade dress, signs, systems, forms, policies and procedures, and other goods and services, and including our determinations relating to quality, value, and appearance of products, services and premises, which you must follow. We may change the standards and specifications from time to time and you agree to implement any such changes as if they were part of the standards and specifications at the time you signed this Agreement. You must purchase all such goods and services, from sources and suppliers that have been approved or designated by us. We do not profit from the sale of mandatory goods and services to you. You must participate in and cooperate with promotional programs, and follow our and our suppliers’ guidelines. Your supply sources must conform to our requirements. You will repair or replace equipment with equipment that meets our specifications.

5.5 Operations. You will operate the Franchised Business in accordance with the Methods of Operation and Manual, as amended by us from time to time. We have the right to prescribe additions to, deletions from or revisions of the Manual (the “Supplements to the Manual”), all of which will be considered a part of the Manual. All references to the Manual in this Agreement will include the Supplements to the Manual. Supplements to the Manual will become binding on you as if originally set forth in the Manual, upon being delivered to you. The Manual and any Supplements to the Manual are material in that they will affect the operation of the Franchised Business, but they will not conflict with or materially alter your rights and obligations under this Agreement.

5.6 Right of Entry and Inspection. We or our authorized agents or representatives, with or without prior notice to you, may enter the Franchised Location during normal business hours and inspect the operations of the Franchised Business and to select materials, ingredients, products, supplies, paper goods, uniforms, fixtures, furnishings, signs, equipment, and any other item for evaluation, in order to ensure that these items conform to our operating standards. We may photograph or electronically record any part of the Franchised Business, whether or not you are present. Without any liability to you, we may remove any materials that we, in our judgment, determine to be illegal, unsafe, not in conformity with our operating standards, or in violation of this Agreement. If we find any condition in your Franchised Business that we consider to be hazardous, unsafe, unhealthy, unclean, unsanitary, or in material disrepair, then we have the right to require you to immediately close your Franchised Business and to take such actions as we deem necessary to remedy the condition. You will be solely responsible for the costs and damages incurred in connection with complying with this Section.

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5.7 Uniforms. You will wear and you will provide and cause your employees to wear our required uniforms and comply with the standard uniform policy set forth in the Manual.

5.8 Upgrade, Refurbish and Replacement. You will upgrade, refurbish and replace the Franchised Location, fixtures, and equipment to conform to the then-current Manual and Methods of Operation as required by us. We may require you to invest up to $30,000 (“Upgrade Investment”), cumulatively, to upgrade and replace the Franchised Location, fixtures, and equipment during the initial term of this Agreement. You understand, acknowledge and agree that any general maintenance and repair expenses incurred by you in operating the Franchised Business shall not be considered part of your required Upgrade Investment.

5.9 Computer and Communication Systems.

(a) You must acquire, use, maintain and upgrade point-of-sale, computer, information processing and communication systems, accounting, cash control, labor management, and inventory control systems, including all applicable hardware, software, and hosting services and Internet and other network access providers, email address, and website vendors and/or services, as we may prescribe in the Manual, as amended periodically. You must comply with any separate software or other license agreement that we or our designee uses in connection with providing these services. You must utilize our required software, point-of-sale, proprietary database management and Intranet system, when available, as the exclusive means of tracking and maintaining customer, vendor, and related information, and for such other purposes as prescribed by us periodically in the Manual. We reserve the right to require you to submit reports or data electronically on a frequency determined by us. You must comply with all policies adopted and revised by us regarding the use of email, by you and your employees or agents. You may not use social media or, other forms of electronic communication or electronic commerce to promote your Franchised Business. You must maintain a minimum of three telephone lines, or more as determined by us based on volume, for receiving inbound voice calls. You must maintain one business-class high speed Internet access circuit, or more, as required by us. You must access your email account regularly and at least once each day. We or our agents may enter your business, physically or electronically, have access to the PMI Enterprise Solution and the data within it, along with any records, and examine or audit your business, at any reasonable time without notice.

(b) Computer systems are vulnerable in varying degrees to hardware and software failures, configuration-related problems, computer viruses, bugs, power disruptions, communication line disruptions, Internet access failures, Internet content failures, date-related problems, and attacks by hackers and other unauthorized intruders (“E-Problems”). We do not guarantee that information or communication systems that we or others supply will not be vulnerable to E-Problems. It is your responsibility to protect yourself from E-Problems and you waive any and all claims you may have against us as the direct or indirect result of E-Problems.

5.10 Approved Products. Because the reputation of the Marks and the Franchised Business depends on a uniform high quality of products and services, you may sell only approved products and services, from specified or approved vendors. You will sell, serve or distribute all products and services we require. You must maintain, at all times, a sufficient supply of products to meet customer demand. If you want to purchase any product of an unapproved brand or from an unapproved supplier, you will notify us, and will pay us a processing fee and a reasonable testing fee as determined by us. We will, within a reasonable time, determine whether the unapproved brand or unapproved supplier has performance characteristics, quality, appearance, reliability and other relevant characteristics similar to the

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product brands and suppliers then approved by us. If so, our approval will not be unreasonably withheld, unless we develop a specified vendor program for specific products or services, in which case you will use our specified vendor. You recognize that specified vendor programs may lower your or our costs or improve quality control. You must obtain our written approval of your supply sources before their use. We may require your suppliers to sign a nondisclosure agreement and an indemnity agreement to guarantee our level of quality, and produce sufficient samples or access to their facilities to allow us to test the samples at your expense.

5.11 Personal Participation. You understand, acknowledge and agree that your personal supervision, full-time participation, and example are essential to the success of the Franchised Business. Except as we may agree in writing, for good cause, you, or your designated operating partner if the Franchise Owner is a legal entity, must participate personally in the Franchised Business. If you own more than one Franchised Business, you must actively participate in the management and operation of each of the Franchised Businesses owned by you. In addition, we may impose requirements that include but are not limited to requiring Certified Managers at each location and providing equity ownership or similar incentives to store operating personnel as a condition to granting you additional franchises. These specific requirements will become part of your Agreement.

5.12 Other Operating Standards.

(a) You will operate the Franchised Business in a clean, orderly and respectable manner in strict compliance with this Agreement and the Manual. Unless otherwise approved by us, the Franchised Location will be used only as a Papa Murphy’s Franchised Business. You will only use signs, fixtures, equipment, materials, food products, other products, inventory, décor, plans, and services that conform to our specifications to conduct the Franchised Business. You will participate in gift, stored value and loyalty card programs, accept credit cards and apply to accept and accept electronic benefit transfer cards and food stamps in compliance with the Manual.

(b) You will not allow the Franchised Business to be used for any unauthorized or illegal purpose.

(c) You will conform to all standards and procedures we establish to ensure uniformity and consistency of operation.

(d) You will not install or use any vending machines, televisions, juke boxes, games or musical devices on the Franchised Location without our prior written approval.

(e) You will offer for sale all menu items we require.

(f) You will not sell, serve or dispense any products, services or activities other than those we specifically approve in writing.

(g) You will maintain the Franchised Location, equipment and furnishings in good repair, attractive appearance, and sound operating condition in compliance with the Manual. At our request, you will make necessary repairs to the Franchised Location to comply with our operating standards. You will complete all repairs and changes within a reasonable

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time after notice from us. You will not make any change in the layout and décor of the Franchised Location without our prior written approval. In addition, you must comply with any requirement we may impose to upgrade, refurbish and replace the Franchised Location, fixtures, and equipment to conform to the then-current Manual and Methods of Operation as required by us.

(h) You will pay all business debts and expenses when due, including taxes and government obligations, and you will comply with all contracts with third parties.

5.13 Marks and Internet and Electronic Communications Media.

(a) You will conduct and diligently promote the Franchised Business under the name Papa Murphy’s Take ‘N’ Bake Pizza, or other Marks we specify, continuously throughout the term of this Agreement and any applicable Interim Period as defined in Section 6.6. You will follow our directions for use of the Marks.

(b) Although you must use the Marks as your trade name, in the manner that we specify, you must also have a separate business name. You may not use the Marks or any similar marks or words in your business name.

(c) You must obtain our prior written approval for any use of any item of printed, audio, visual, Internet, electronic media, or multimedia material of any kind bearing any of the Marks, unless we supplied the item. You must follow our trademark and copyright usage directions. You will indicate to third parties that your business is “independently owned and operated” and that we own the Marks and you use them under license.

(d) You must convey to us for nominal consideration any new developments or additional rights you acquire in using the Marks, Methods of Operation, and Manual. We may change the Marks, Manual, or Methods of Operation.

(e) Any licenses, permits, official documents, bank accounts or other accounts will be in your separate business name, and if they refer to the Marks, will state that your use of the Marks is limited by this Agreement.

(f) You must notify us immediately if there is any infringement or challenge to your use of the Marks. We are not obligated to protect your right to use the Marks and may direct you not to use the Marks. We will reimburse you only for actual direct costs of purchasing new signage and stationery that we require as a result of changed Marks.

(g) You agree that we own the Marks and all goodwill associated with the Marks and you will not contest our ownership of the Marks.

(h) You must not sublicense our Marks. You have no rights in the Marks other than those explicitly granted by this Agreement. You further agree that any unauthorized, injurious or prejudicial use of the Marks during the term of or after the expiration or the earlier termination of this Agreement shall constitute an incurable default causing irreparable harm entitling us to injunctive relief.

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(i) You hereby permanently and irrevocably assign to us any and all rights and interests (including intellectual property rights and interests) to any and all of the following which is developed by you, or on your behalf, if developed in whole or in part in connection with your Franchised Business or Franchised Store: all products or services; all variations, modifications and/or improvements on products or services; your means, manner and style of offering and selling products and services; management techniques or protocols you may develop (or have developed on your behalf); all sales, marketing, advertising and promotional programs, campaigns or materials developed by you or on your behalf; and, all other intellectual property developed by you or on behalf of your Franchised Business, and any customer information or similar data that you collect, or is collected on your behalf, using any means, including the Internet or any form of electronic communication.

(j) You may not independently have a site or market on the Internet, or use any domain name, address, locator, link, metatag, or search technique, with words or symbols the same as or similar to the Marks. You may not have any Internet presence outside our website or social media sites. We retain the sole right to market on the Internet, including all use of websites, domain names, URL’s, linking, advertising, and co-branding arrangements. You will provide us content for our Internet marketing. We also retain the sole right to use the Marks on the Internet, including on websites, as domain names, directory addresses, metatags, and in connection with linking, advertising, co-branding, social media, and other arrangements. We retain the right to approve any linking or other use of our website. You may not establish a presence on or market using the Internet except as we may specify, or with our prior written consent. You may not engage in text marketing or marketing using any other form of electronic communication via cell phone, smart phone, or other personal digital assistant without our express permission and ensuring that such marketing complies with our policies and requirements set forth in the Manual. All Internet marketing and websites, and forms of electronic communication are a part of Multi-Area Marketing Programs, and must be coordinated through us and approved by us.

5.14 Manual and Methods of Operation.

(a) We will lend you the confidential Manual for the initial franchise owner training session and if you satisfactorily complete training, for the term of the Agreement and any applicable Interim Period. If you lose the Manual or require a replacement upon expiration of the term, you will pay a fee of $1,000. All Manuals must be returned upon termination.

(b) The Marks, Manual and Methods of Operations are our sole and exclusive property. Nothing in this Agreement or any other agreement gives you or others any right in them. We own all copyrights to the Manual, advertising material, menus and any other marketing and promotional materials produced by us, and other works of authorship related to the Methods of Operation, and to the Franchised Business.

(c) We may change or modify any part of the Manual and the Methods of Operation. You will accept and comply with all changes and modifications. You will bear all costs and expenses that may be necessary because of such changes or modifications.

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(d) Changes in the Manual and the Methods of Operation may include but will not be limited to required use of new or modified Marks, expansion of existing services, introduction of new services or programs, compliance with new techniques, standards, specifications and procedures and other developments of the Methods of Operation.

5.15 Confidential Information.

(a) You agree that the Methods of Operation include valuable know-how, information, trade secrets, methods, Manual, standards, designs, usage of the Marks, copyrighted works, products and service sources and specifications, proprietary software, confidential electronic and other communications, methods of Internet and other electronic communications media usage, marketing programs, and research and development connected with the operation and promotion of the Franchised Business, as modified by us at any time. You agree not to communicate or divulge the contents of our Manual or any other information related to the Methods of Operation to any person or entity except those we authorize in writing.

(b) You must keep the Methods of Operation and Manual confidential, and not disclose them other than to your employees and only to the extent necessary for those employees to perform authorized duties. You will not at any time copy, duplicate, record or otherwise reproduce any material that is set forth in the Methods of Operation and Manual or other proprietary materials. You must follow our security procedures, which include the execution of approved nondisclosure agreements by you and all of your managers. Unauthorized use of the Manual and the Methods of Operation will constitute a breach of this Agreement and infringement of our proprietary rights, including trade secrets and copyrights.

5.16 Covenants Not to Compete.

(a) During the term of this Agreement, and any applicable Interim Period as defined in Section 6.6 or any extension, neither you, your immediate family and household members, nor persons associated with you, including owners, managers, assistant managers, or agents involved in the operation of the Franchised Business, will participate directly or indirectly or serve in any capacity in any business engaged in the wholesale or retail sale of take-and-bake pizza or services or other products or services competitive with those offered by the Franchised Business.

(b) For a period of two years after the transfer, assignment, expiration or termination of this Agreement, for any reason, neither you, your immediate family and household members, nor persons associated with you, including owners, managers, assistant managers, or agents involved in the operation of the Franchised Business, will participate directly or indirectly or serve in any capacity in a competitive business, including but not limited to any business engaged in the wholesale or retail sale of take-and-bake pizza or services or other products or services competitive with those offered by the Franchised Business. This post-termination covenant applies within a 25-mile radius of the Franchised Location, and of the premises of any other Papa Murphy’s location. If anyone successfully contests the validity or enforceability of this section in its present form predicated upon the duration or area of coverage, this provision will not be deemed invalid or unenforceable, but will instead be deemed modified, so as to be valid and enforceable, to provide coverage for the maximum duration that any court of competent jurisdiction will deem reasonable, necessary and equitable.

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(c) This covenant not to compete is given in part in consideration for training and access to our trade secrets, which, if used in a competitive business, would give you or others an unfair advantage.

(d) At our request, we may require you to obtain the execution of covenants similar to those contained in this Section from all officers, directors, managers, and holders of a beneficial interest in five percent (5%) or more of the securities issued by you, and of any legal entity directly or indirectly controlling you, if you are a corporation; from all members, if you are a limited liability company; and from all general partners, if you are a partnership. Each covenant shall be in a form approved by us, and shall identify us as a third party beneficiary with the independent right to enforce the covenant.

5.17 Notice of Court or Government Action. You will notify us in writing within 15 days of the commencement of any action, suit or proceeding, or of the issuance of any order, writ, injunction, award or decree of any court, agency or government instrumentality, or of any other action of any kind, which may adversely affect your operation of or the financial condition of the Franchised Business.

5.18 Compliance with Anti-Terrorism Laws. You and your owners must comply with and/or assist us to the fullest extent possible in our efforts to comply with Anti-Terrorism Laws (as defined below). In connection with such compliance, you and each of your owners certify, represent and warrant that none of your or their property or interests is subject to being “blocked” under any of the Anti-Terrorism Laws and that you and each of your owners are not otherwise in violation of any of the Anti-Terrorism Laws.

(a) You and each of your owners certify that none of you or them, your or their employees, or anyone associated with you or each of your owners is listed in the Annex to Executive Order 13224 (which can be accessed at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx). You and each of your owners agrees not to hire (or, if already employed, retain the employment of) any individual who is listed in the Annex.

(b) You and each of your owners certifies that you have no knowledge or information that, if generally known, would result in you, your owners, your or their employees, or anyone associated with you or each of your owners being listed in the Annex to Executive Order 13224.

(c) You are solely responsible for determining what actions you must take to comply with the Anti-Terrorism Laws, and you specifically acknowledge and agree that your indemnification responsibilities set forth in this Agreement pertain to your obligations under this Section 5.18(a) through (e).

(d) Any misrepresentation under this Section 5.18 or any violation of the Anti-Terrorism Laws by you, your owners, agents, or employees shall constitute grounds for immediate termination of this Agreement and any other agreement you have entered into with us or any of our affiliates.

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(e) “Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of the U.S. Code of Federal Regulations), the Cuban Assets Control Regulations (Title 31, Part 515 of the U.S. Code of Federal Regulations), the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority (including, without limitation, the United States Department of Treasury Office of Foreign Assets Control and any government agency outside the U.S.) addressing or in any way relating to terrorist acts and/or acts of war.

5.19 Franchise Convention. Your attendance at each convention is strongly encouraged. You will pay your cost for travel, accommodations, meals and other expenses.

6.	CONTINUATION OF ABILITY TO OPERATE, TERMINATION AND STEP-IN RIGHTS

6.1 Continuing to Operate Beyond this Agreement. This Agreement grants you the right to operate using our Methods of Operation and our Marks for ten years, unless terminated earlier under this Agreement. In order for you to continue to operate beyond the ten-year term, you must enter into a new Franchise Agreement and a Successive Addendum in the form attached hereto as Attachment E, the terms of which may vary substantially from this Agreement. The term of any Franchise Agreement successive to your initial Franchise Agreement (“Successive Franchise Agreement”) will be for five years. Your ability to enter into a Successive Franchise Agreement and continue to operate is contingent on satisfactory performance of this Agreement and any other agreements with us, and our approval of your current location and lease, and you must not be in default under this Agreement or any other agreements between you and us or our affiliates or a third party that relates to the franchise in any way. In addition, in order to receive a Successive Franchise Agreement, the following must occur:

(a) You must submit a written request to continue operating to us not sooner than 12 months before the end of the term and not later than 6 months before the end of the term.

(b) At least 60 days before the expiration date, you must execute the Successive Franchise Agreement and Successive Addendum which may vary in material respects from this Agreement.

(c) At least 60 days before the expiration date, you must pay us a $7,500 fee for our costs incurred in connection with issuing a Successive Franchise Agreement and continuing your right to operate the Franchised Business.

(d) You will remodel the Franchised Location, fixtures, and equipment to conform to the then-current Manual and Methods of Operation as required by us. A remodel is defined as an investment of greater than $30,000, cumulatively, but excludes replacement of damaged or broken equipment or work required by health department or other legal requirements. The remodeling requirements will be generally consistent with those required of other franchises of the same age, condition, and geographic region as your franchise.

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(e) You must execute a general release, in a form we prescribe, following applicable law, to release us from any claims you may have against us. This general release will apply only to the Franchised Business which is the subject of the Successive Franchise Agreement.

(f) At least 60 days before the expiration date, you or your designated manager will attend and successfully complete any training program we prescribe. This will be done at your expense, including travel, meals, accommodations, and other expenses and our then-current training fee, if any.

If we decide not to continue your franchise rights to operate the Franchised Business, we will give you written notice of our intent not to continue within 60 days after receiving your written request to continue operating. We may extend the term of the franchise for a limited period in order to satisfy this notice requirement, or any other notice requirement under applicable law.

6.2 Termination by You. If you are in compliance with the terms of this Agreement, you may terminate this Agreement if we substantially breach any material provision of this Agreement and fail to cure or reasonably begin to cure that breach within 60 days after receipt of written notice specifying the breach. Termination will be effective ten days after you deliver to us written notice of termination for our failure to cure (or begin to cure) within the allowed period. You will be bound by and must confirm in writing all of your post-termination obligations thereafter, including confidentiality, noncompetition, indemnity, mutual releases, and our option to purchase your business assets. You must close the Franchised Business at the Franchised Location before your termination can be effective.

6.3 Termination by Us. We may terminate this Agreement and any other related agreements between the parties for “good cause” if you default under the terms of this Agreement and do not cure the default within the applicable cure period provided below, unless this Agreement specifies that no cure period shall apply. Termination will occur immediately upon delivery to you of our written declaration of termination for failure to cure within the allowed time frame.

(a) Thirty-Day Cure Period. Without limitation we may terminate this Agreement if you default under the terms of this Agreement and do not cure the default within 30 days after receipt of our written notice to cure, if you:

(i) Fail to begin full and continuous operation of the Franchised Business within 12 months after the Effective Date of signing this Agreement; or

(ii) Breach or violate this Agreement, or any other agreement between you and us or our affiliates, except as otherwise set forth herein; or

(iii) Fail to operate in accordance with the Methods of Operation.

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(b) Ten-Day Cure Period. We may terminate this Agreement if you fail to pay any amounts required to be paid under this Agreement and do not cure the default within ten days after receipt of our written notice to cure. We may also terminate this Agreement if you close your account or place or cause a “stop payment” instruction with your bank that restricts our ability to electronically withdraw amounts required to be paid to us or our affiliates from your franchise bank account and you fail to open a new account or remove such “stop payment” instruction within ten days after receipt of our written notice to cure.

(c) Twenty-Four Hour Cure Period. We may give you 24 hours’ written notice to cure any default under this Agreement that creates an unsafe, unhealthy, unclean, or unsanitary condition at the Franchised Location or in connection with any product sold or delivered to consumers by the Franchised Business. We may terminate this Agreement if you fail to cure any such defaults within the 24-hour cure period. In addition, if you have not cured a default within the 24-hour cure period, we have the right to enter your Franchised Business and cause the conditions therein to be corrected without being guilty of or liable for trespass or tort, at your expense, and without prejudice to any other rights or remedies that we may have available to us, including the right to terminate this Agreement.

(d) Immediate Termination. We may immediately terminate this Agreement and any other agreements between the parties without other cause, and without giving you an opportunity to cure, if you:

(i) Fail to continuously actively operate the Franchised Business for two consecutive days or for any shorter period after which it is reasonable under the facts and circumstances to conclude that you do not intend to continue the Franchised Business, unless you close the Franchised Business for a purpose we approve or because of casualty or government order. “Actively operate” means to be open for business and offering all required menu items for sale; or

(ii) Fail to comply with the same obligation under this Agreement on two or more occasions within any 6 consecutive month period, or three or more occasions within any 36 consecutive month period, whether or not you correct any of the above failures after we deliver written notice to you; or

(iii) Make or have made any material misrepresentation or misstatement in connection with your franchise application or with respect to ownership of the Franchised Business; or

(iv) Are convicted of or plead guilty to a felony, a crime involving moral turpitude, or any other crime or offense that we believe is injurious or prejudicial to the Papa Murphy’s franchise system, our Marks, or our goodwill, or if we have proof that you have committed such a felony, crime, or offense; or

(v) Operate the Franchised Business in a way that creates an imminent danger to public health or safety in our discretion; or

(vi) Make any misrepresentation under Section 5.18 or commit any violation of Anti-Terrorism Laws, or your owners, agents or employees make any misrepresentation under Section 5.18 or commit any violation of Anti-Terrorism Laws; or

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(vii) Become insolvent or make a general assignment for the benefit of creditors; or if you file a petition in bankruptcy or such a petition is filed against you and not opposed by you; or if you are adjudicated as bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver or other custodian for your business or assets is filed and consented to by you; or if a receiver or other custodian of any part of your business or assets is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law is instituted by or against you; or if your real or personal property shall be sold at levy thereupon by any sheriff, marshal, or constable; or

(viii) Intentionally underreport Net Sales, falsify financial data, or commit any other act of fraud in connection with our relationship or this Agreement; or

(ix) Fail to comply with any civil or criminal law, ordinance, rule, regulation, or order of public authorities relating to the maintenance or operation of the Franchised Business, including but not limited to those relating to health, safety, sanitation, taxation, employment, immigration, and environmental regulation; or

(x) Allow your lease to terminate or expire; or

(xi) Permit the use of the Franchised Business for any illegal or unauthorized purpose, including but not limited to substitution of products under our trademarks; or

(xii) Undertake or engage, or your owners or employees undertake or engage, in any activity that we deem to be materially detrimental, injurious or prejudicial to the value or reputation of the Marks, the System or the Papa Murphy’s brand; or

(xiii) Have an interest, or a legal entity in which you are an owner has an interest, in any other development agreement, franchise agreement or other agreement with us and that agreement is terminated by us due to any default.

6.4 Effect of Termination. Upon any termination or expiration of this Agreement, you will immediately:

(a) Return to us all copies of the Manual, all items displaying any Marks and all copyrighted and proprietary items;

(b) Authorize telephone, Internet, email, electronic network, directory and listing entities to transfer all numbers, addresses, domain names, locators, directories, listings and customer lists to us or our designee;

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(c) Cease doing business under any of the Marks, cancel any assumed or fictitious business name registration that includes any of the Marks, assign all domain names and Internet directory listings that contain the Marks to us, and refrain from identifying yourself as our franchise owner;

(d) Allow us or our representatives access to the Franchised Business and your computer systems to verify and secure your compliance with your obligations;

(e) Allow us to make a final inspection and audit of your computer system, books, records and accounts;

(f) Abide by the provisions of noncompetition, confidentiality, indemnification, dispute resolution and venue, and all other provisions that expressly or by their nature survive the termination or expiration of this Agreement;

(g) Pay us all amounts you owe us and pay us royalties and other ongoing fees, as though you were still an active franchise owner, for the longer of: (i) so long as you continue to use the Marks or Methods of Operation; or (ii) so long as you or your successor or assignee remains in a competitive business, unless we have approved the assignment in accordance with this Agreement;

(h) At our option, perform any or all of the following:

(i) Remove all franchise-related equipment, furnishings, décor, signage, trade dress and inventory from the Franchised Location;

(ii) Upon termination, sell the equipment, furnishings, and inventory to us (or such of the same as we may determine), at the depreciated book value (straight-line depreciation over five years) for equipment and furnishings and at your invoice cost for inventory. We will not be liable for payment to you for intangibles, including goodwill and may set off any amounts owed to us by you;

(iii) Upon expiration, sell the equipment, furnishings, and inventory to us (or such of the same as we may determine), at fair market value. We will not be liable for payment to you for intangibles, including goodwill and may set off any amounts owed to us by you; and

(iv) Assign to us the lease of the Franchised Location.

6.5 Our Step-In Rights.

(a) In order to prevent any significant interruption of the operation of the Franchised Business that could cause significant harm to the Franchised Business, you grant us the right to operate the Franchised Business in your place for a period up to 90 days. Causes for interruption include but are not limited to our determination that you are absent or incapacitated because of disability, death or abandonment of the Franchised Business; or creditors have begun proceedings that are likely to result in seizing of significant business assets or closing the Franchised Business. After an initial 30-day evaluation period, we will either operate the Franchised Business for an additional 60-day period of time or return it to you. At the end of 90 days, we will return the Franchised Business to you provided the cause for interruption has been remedied.

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(b) You will receive the Net Sales generated by our operation of the Franchised Business provided that we will pay from Net Sales all expenses, debts and liabilities we incur during our operation of the Franchised Business including our personnel and administrative costs, and we also will retain 15 percent of Net Sales to cover our direct and indirect expenses, including our general and administrative and our reasonable legal and accounting costs. In addition, we will have the option, but not the obligation, to pay for you any claims owed by you to any creditor, landlord, or employee of the Franchised Business and you will reimburse us upon demand.

(c) We will have no obligation to retain any of your employees, or to honor any contractual employment commitments you previously made.

(d) Upon our exercise of these rights, you agree to hold us harmless for all acts, omissions, damages, or liabilities arising during operation.

(e) Our operation of the Franchised Business will not operate as an assignment to us of any lease or sublease of franchise property.

6.6 Interim Period. If you do not sign the Successive Franchise Agreement and Successive Addendum prior to the expiration of this Agreement but you continue to accept the benefits of this Agreement after the expiration of this Agreement, then, at our option, this Agreement may be treated as either:

(a) expired as of the date of expiration with you operating without a franchise in violation of our rights; or

(b) continuing on a month-to-month basis (“Interim Period”) until one party provides the other with written notice of such party’s intent to terminate the Interim Period, in which case the Interim Period will terminate 30 days after receipt of the notice to terminate the Interim Period. In the event of termination of the Interim Period, all of your obligations shall remain in full force and effect during the Interim Period as if this Agreement had not expired, and all obligations and restrictions imposed on you upon expiration of this Agreement shall be deemed to take effect upon termination of the Interim Period.

7.	TRANSFER

7.1 Sale or Assignment by You.

(a) Transfer. You will not make a Transfer or make any lease or sublease of any property you are leasing in connection with the Franchised Business, without our prior written consent, which will not be unreasonably withheld, provided all prerequisites to transfer are met. Any attempted Transfer of any interest in the Franchised Business without our prior written consent will be a default under the terms of this Agreement and will be void. The following conditions must be met before a Transfer will be approved:

(i) You must submit a written request to Transfer at least 14 days prior to the close of the Transfer; and

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(ii) You must submit a fully-executed and complete copy of the purchase agreement; and

(iii) The transferee must assume all of your obligations in connection with the Franchised Business; and

(iv) You must prove that you have paid all of your debts; and

(v) You must not be in default under this Agreement or any agreement between you and us or our affiliates or a third party that relates to the franchise in any way; and

(vi) The transferee must pay for any required training and successfully complete the training then required of new franchise owners; and

(vii) In the event a majority or controlling interest in the Franchised Business is transferred, you or the transferee must pay us a transfer fee (“Transfer Fee”). This Transfer Fee is subject to refund pursuant to Section 2.3(c). The Transfer Fee shall be calculated as follows:

(1) If it is the transferee’s first Franchised Business, the Transfer Fee will be $25,000 less $2,500 times the number of full years remaining on the initial term of this Agreement. In the event the transfer occurs during the term of a Successive Franchise Agreement, the Transfer Fee will be $25,000 less $2,500 times the number of full years remaining on the Successive Franchise Agreement, but in no event less than $12,500.

(2) If the transferee is an existing franchise owner and the Franchised Business is being purchased by the exact same person, ownership group or business entity, the Transfer Fee will be $15,000 less $1,500 times the number of full years remaining on the initial term of this Agreement. In the event the transfer occurs during the term of a Successive Franchise Agreement, the Transfer Fee will be $15,000 less $1,500 times the number of full years remaining on the Successive Franchise Agreement, but in no event less than $7,500; and

(viii) The transferee must execute all of the documents we then require of new or continuing franchise owners including a new franchise agreement with terms that may vary materially from this Agreement, but that are the same generally as those required of other new and continuing franchise owners; and

(ix) The transferee must meet our subjective and objective standards, for new or continuing franchise owners; and

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(x) The Franchised Location, fixtures, and equipment will be remodeled to conform to the then-current Manual and Methods of Operation as reasonably required by us. A remodel is defined as an investment of greater than $30,000, cumulatively. Such investment does not include expenditures for repair or replacement of damaged or broken equipment or those required by health department or other legal requirements. The remodeling requirements will be generally consistent with those required of other franchises of the same age, condition, and geographic region as your franchise; and

(xi) You and your owners must execute a general release in favor of us, to the extent permitted by law. This general release will apply only to the Franchised Business which is the subject of the Transfer;

(xii) You must obtain and submit to us satisfactory evidence of transfer and/or consent of lenders, lessors, and governmental authorities for all material permits, approvals, and licenses; and

(xiii) You must complete all of your obligations under Section 3 of this Agreement and the Franchised Location must be open and operating.

(b) Right of First Refusal. If you receive an offer from a third party and you enter into a binding agreement to sell or transfer an interest in this Agreement or the Franchised Business or a controlling ownership interest in the entity holding the Franchised Business, we may elect to purchase the interest for the price and on the terms and conditions contained in the offer upon the following conditions:

(i) Within seven days after receipt of a bona fide offer acceptable to you to Transfer all or part of this Agreement or the Franchised Business, you will notify us of the offer in writing, enclosing a signed copy of the offer. To be a valid bona fide offer, the proposed purchase price must be in a fixed dollar amount and without any contingent payments of purchase price.

(ii) We will then have access to all of your books and records in order to evaluate this offer, including but not limited to your business financial statements and tax returns.

(iii) We may then purchase the same assets or interest that is the subject of the offer to Transfer at the price and on the same terms and conditions as offered to you. We may substitute cash for any other form of consideration contained in the offer and, at our option, may pay the entire purchase price at closing. We may exercise this right to purchase, by notifying you in writing within 21 days after receiving your notice.

(iv) We will close the Transfer by the later of 30 days after our notice to you of exercise of this right, or the time for closing contained in the original offer.

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(v) If we do not exercise our right to purchase within the time set forth in the previous section, you may Transfer the subject interest to a third party, but not at a lower price or on more favorable terms than disclosed to us in writing. Such Transfer is subject to our prior written approval and other conditions specified in this Agreement. If you do not Transfer the subject interest to the transferee on the same terms offered to us, then you must again extend the right of first refusal to us in the manner described above, before another desired Transfer.

(c) You may not grant a subfranchise.

(d) Notwithstanding the preceding section, you may transfer your rights and obligations under this Agreement to a corporation, limited liability company, trust, family limited partnership, or other entity in which you own one hundred percent (100%) of the outstanding stock or membership interest, provided:

(i) You provide notice to us as to your intent to transfer;

(ii) You remain on the Agreement as a party and the entity is added as a co-party;

(iii) You or your operational partner or Certified Manager approved by us continues to devote full-time and best efforts to manage the daily operations of the Franchised Business;

(iv) The entity’s activities are confined exclusively to operating the Franchised Business;

(v) The entity assumes joint and several liability with you; and

(vi) Each owner must sign an Owner Agreement and Guaranty in the form attached as Attachment B.

(e) If you are a legal entity, your share certificates or other evidence of ownership will bear the following legend, printed legibly and conspicuously:

THE TRANSFER OF THIS INSTRUMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF A FRANCHISE AGREEMENT WITH PAPA MURPHY’S INTERNATIONAL LLC. REFERENCE IS MADE TO THE FRANCHISE AGREEMENT AND TO ITS RESTRICTIVE PROVISIONS. NO TRANSFER WILL DIMINISH OR MINIMIZE YOUR OBLIGATIONS UNDER THE FRANCHISE AGREEMENT.

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7.2 Your Death or Disability.

(a) If you or a majority owner of the legal entity holding the franchise dies or becomes incapacitated, the heirs, beneficiaries or legal representatives of the individual will, within 180 days, either:

(i) Apply to us for the right to continue to operate the Franchised Business for the duration of the term of this Agreement. The right to continue will be granted upon the fulfillment of all the general Transfer conditions (except that no Transfer Fee will be required); or

(ii) Transfer your interest according to the general Transfer conditions.

(b) If we reject your application to continue to operate, the 180 days within which to Transfer will be computed from the date of rejection.

8.	INDEMNITY, INSURANCE, CONDEMNATION AND CASUALTY

8.1 Indemnification. You and each owner of the Franchised Business will protect, indemnify, defend, and hold us and our officers, directors, employees, members, managers, affiliates and agents harmless against all claims, demands, actions, causes of action, losses, damages, costs, suits, judgments, investigations, formal or informal inquiry, debts, losses, fines, assessments, taxes, liens, legal fees and disbursements, penalties, expenses, and liabilities (collectively “Liabilities”) of any kind or nature arising directly or indirectly out of or in connection with the Franchised Business, any actions you take or representations you make, or your breach of this Agreement. However, you are not required to indemnify us from any Liabilities to the proportionate extent resulting from our breach of this Agreement or other wrongs we commit.

8.2 Insurance. You must, upon Commencement Date of this Agreement, purchase and at all times maintain in full force and effect:

(a) Insurance policies, in such amounts and on such terms, as prescribed by the Manual, issued by an insurance company acceptable to us at all times during the term of this Agreement. Insurance coverage must include, but is not limited to, comprehensive general liability, combined single limit, automobile, bodily injury and all-risk property damage insurance and all other occurrences against claims of any person, employee, customer, agent or otherwise in an amount per occurrence of not less than such amount set forth in the Manual and adjusted by us periodically in our sole discretion. Insurance coverage must also include, unemployment and workers compensation insurance and any other additional insurance required by the terms of any lease or lender for the Franchised Business. Insurance policies must insure you, us, our affiliates, and our and our affiliates’ respective officers, directors, shareholders, managers, members and all other parties designated by us, as additional named insureds against any liability which may accrue against them because of the ownership, maintenance or operation by you of the Franchised Business. The policies must also stipulate that we shall receive a 30-day prior written notice of cancellation and must contain endorsements by the insurance companies waiving all rights of subrogation against us. Original or duplicate copies of all insurance policies, certificates of insurance, or other proof of insurance (collectively, “Certificates of Insurance”) acceptable to us, including original endorsements effecting the coverage required by this Section, shall be furnished to us together with proof of payment within ten days of issuance thereof.

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(b) You must also furnish us with certificates and endorsements evidencing such insurance coverage within ten days after each of the following events: (i) at all policy renewal periods, no less often than annually, and (ii) at all instances of any change to, addition to, or replacement of any insurance. The certificates and endorsements for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf.

(c) All certificates and endorsements are subject to approval by us. We reserve the right to require complete, certified copies of all required insurance policies at any time in our sole discretion. In the event you fail to obtain the required insurance and to keep the same in full force and effect, we may, but shall not be obligated to, purchase insurance on your behalf from an insurance carrier of our choice, and you must reimburse us for the full cost of such insurance, along with a reasonable service charge to compensate us for the time and effort expended to secure such insurance, within five days of the date we deliver an invoice detailing such costs and expenses to you. Notwithstanding the foregoing, your failure to obtain insurance constitutes a material breach of this Agreement entitling us to terminate this Agreement or exercise any or a combination of the other default remedies set forth in Section 6 of this Agreement.

(d) You must also procure and pay for all other insurance required by state or federal law.

(e) We reserve the right to modify minimum insurance requirements or the types of coverage required at any time in our sole discretion by updating the Manual.

(f) All public liability and property damage policies shall contain a provision that we, although named as an additional insured, shall nevertheless be entitled to recover under such policies on any loss occasioned by us or our shareholders, members, directors, managers, employees or agents.

(g) All liability insurance policies procured and maintained by you in connection with the Franchised Business will require the insurance company to provide and pay for attorneys to defend any legal actions, lawsuits or claims brought against you, us, our affiliates and our and our affiliates’ respective officers, directors, managers, shareholders, members, agents, employees, and all other entities or individuals designated by Franchisor as additional insureds.

(h) You will notify us immediately in writing of any event that could materially affect you or the Franchised Business, and no later than the date on which you notify your insurance carrier.

(i) We make no representation or warranty that compliance with these insurance requirements will insure you against all insurable risks or losses.

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(j) Your compliance with insurance requirements will not relieve you of your liability under the indemnification provisions of this Agreement.

8.3 Condemnation and Casualty.

(a) You shall give us notice of any proposed taking through the exercise of the power of eminent domain, at the earliest possible time. If the Franchised Location or a substantial part of the Franchised Location is to be taken, you may request relocation and we may or may not approve your request at our sole discretion. Any such approval must be in writing. If such relocation is approved by us, it will be within an area specified by us and the exact location shall be subject to our further written approval. If such relocation is authorized and you open at a new location in accordance with our specifications within 60 days of the closing of the old location, the new location will thereafter be deemed to be the Franchised Location franchised under this Agreement. If such a condemnation takes place and you do not open a new location, for whatever reason, under this Agreement in strict accordance with this Section within 60 days of any written approval by us of a new location, then this Agreement shall terminate immediately upon notice by us to you.

(b) If the Franchised Location is damaged by fire or other casualty, you will expeditiously repair the damage. If the damage or repair requires closing the Franchised Location, you will immediately notify us, will repair or rebuild the Franchised Location in accordance with Franchisor’s specifications, and will reopen the Franchised Location for continuous business operations as soon as reasonably practicable (but in any event within 60 days after closing of the Franchised Location), giving us advance notice of the date of reopening. If the Franchised Location is not reopened in accordance with this Section, this Agreement shall immediately terminate upon notice by us to you.

(c) The term of this Agreement shall not be extended by any interruption in the Franchised Location operations except by an act of force majeure that results in the Franchised Location being closed not less than 60 days nor more than 365 days. You must apply for any such extension within 60 days following the reopening of the Franchised Location. Except as expressly provided elsewhere in this Agreement, no event during the term of this Agreement shall excuse you from paying periodic franchise fees in accordance with the preceding requirements of this Agreement to the extent you receive benefits under business interruption insurance or similar coverage you maintain in accordance with the requirements of Section 8.2 above.

9.	NOTICE AND MISCELLANEOUS

9.1 Notices.

(a) All notices sent by one party to the other must be in writing and must be hand-delivered, sent by registered or certified mail, return receipt requested, or overnight courier; or transmitted by facsimile or sent via other electronic means, if the sender can verify receipt (with a confirmation copy mailed within three business days). Notices to you will be addressed to you at your last known business address, or at any other address you designate in writing.

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They will be addressed to us at the following address unless and until a different address has been designated by us in writing:

Papa Murphy’s International LLC

Attention: Legal Department

8000 NE Parkway Drive

Suite 350

Vancouver, WA 98662

Fax: (360) 260-0500

(b) Any notice is considered given and received when delivered, if hand-delivered; if sent by facsimile, or electronic means in which receipt can be verified, on the next business day after sent; if mailed, on the third business day following the mailing; and one business day after placement with a reputable air courier service, requesting delivery on the most expedited basis available.

9.2 Relationship of Parties. This Agreement does not constitute a designation of, or create a relationship with, Franchise Owner as an agent, legal representative, joint venturer, partner, employee, or servant of us or our parent, subsidiary, and affiliated entities for any purpose whatsoever; and it is deemed understood between the parties hereto that Franchise Owner shall be an independent contractor and is in no way authorized to make any contract, agreement, warranty, or representation on behalf of us, our parent, subsidiary, and affiliated entities or to create any obligation, express or implied, on behalf of us, our parent, subsidiary, and affiliated entities. The parties agree that this Agreement does not create a fiduciary relationship between us, our parent, subsidiary and affiliated entities and Franchise Owner.

9.3 Non-Waiver of Rights. Our waiver of any particular right will not affect or impair our rights as to any subsequent exercise of that right of the same or a different kind; nor will any delay, forbearance or omission by us to execute any rights affect or impair our rights as to any future exercise of those rights. No failure by us to exercise any power or right reserved hereunder, or to insist upon strict compliance by Franchise Owner with any obligation or condition hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of our right to demand strict compliance with the terms hereof. Waiver by us of any particular default by Franchise Owner shall not affect or impair our rights in respect to any subsequent default of the same or of a different nature; nor shall any delay, waiver, forbearance, or omission by us to exercise any power or rights arising out of any breach or default by Franchise Owner or any of the terms, provisions, or covenants hereof affect or impair our rights, nor shall such constitute a waiver by us of any right hereunder or of the right to declare any subsequent breach or default. Subsequent acceptance by us of the payments due under this Agreement shall not be deemed to be a waiver by us of any preceding breach by Franchise Owner of any terms, covenants, or conditions of this Agreement. We may waive or modify any obligation of other franchise owners under agreements similar to this Agreement, and no such waiver or modification shall obligate us to grant a similar waiver or modification to Franchise Owner. Acceptance by us of payments due under this Agreement from any other person or entity shall be deemed acceptance from such person or entity as an agent of Franchise Owner and not as recognition of such person or entity as an assignee of or successor to Franchise Owner.

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9.4 Risk of Operations. You recognize the uncertainties of the Franchised Business, and therefore acknowledge that, except as set forth in this Agreement, no representations or agreements have been made regarding the success, sales potential, or profitability of the Franchised Business or the suitability of any location.

9.5 Severability. If any part of this Agreement, for any reason, is declared invalid by an arbitrator or court, the declaration will not affect the validity of any remaining portion, or the validity of that portion under laws of another jurisdiction, if applicable. The remaining portion will remain in force and effect as if this Agreement was executed with the invalid portion eliminated or curtailed.

9.6 Interpretation and Execution.

(a) This Agreement is made in the State of Washington, and shall be governed by and interpreted and construed in accordance with the laws of that State without regard to conflict of laws principals, except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. §1051 et seq.). This choice of laws will not affect the scope of state franchise, business opportunity or related laws, and nothing in this Agreement will be considered to extend the scope of application of the Washington Franchise Investment Protection Act, Washington Business Opportunity Fraud Act or similar law to you if you are not a resident of the State of Washington or otherwise entitled by statute to seek the protection of such laws.

(b) Any use of the word “including,” or synonymous terms, followed by one or more examples does not in any way limit the antecedent word or phrase.

(c) This Agreement and the documents referred to herein shall be the entire, full and complete agreement between us and Franchise Owner concerning the subject matter hereof, and shall supersede all prior agreements, and there are no other representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein, which are of any force or effect with reference to this Agreement or otherwise. No amendment, change, or variance from this Agreement shall be binding on either party unless executed in writing by our authorized representatives. Nothing in this or any related agreement, however, is intended to disclaim the representations we made in that certain document titled “Franchise Disclosure Document” that we provided to you prior to your signing this Agreement.

(d) Titles of articles and sections are used for convenience of reference only and are not part of the text, nor are they to be construed as limiting or affecting the construction of the provisions.

(e) All references in this Agreement to the singular shall include the plural where applicable, and all references to the masculine shall include the feminine and vice versa.

(f) No right or remedy of ours in this Agreement is exclusive of any other right or remedy herein, or of any right or remedy provided or permitted by law or equity, but each shall be cumulative of every other right or remedy of ours. You agree that any claim that you may have against us, whether or not arising under this Agreement, shall not constitute a defense to our enforcement of any term of this Agreement.

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(g) The parties agree to acknowledge, sign and deliver all further documents, instruments or assurances and to perform all further acts or deeds as may be reasonably required to carry out this Agreement. You agree and hereby appoint us as your attorney-in-fact, which appointment is coupled with an interest and is irrevocable, where required to effect the purposes of this provision.

(h) The provisions of this Agreement which by their terms or by reasonable implication require performance by you after assignment, expiration or termination, remain enforceable notwithstanding the assignment, expiration or termination of this Agreement, including those pertaining to noncompetition, intellectual property protection, confidentiality and indemnity. This Agreement inures to the benefit of and is binding on the respective heirs, legal representatives, successors, and permitted assigns of the parties.

9.7 Modification. This Agreement may be modified only by mutual consent of the parties in writing and signed by an authorized person from each of the parties.

9.8 Representations and Warranties by Franchise Owner. You warrant that you have received a complete copy of this Agreement, our franchise disclosure document and applicable exhibits, and that before signing this Agreement, there was an ample opportunity to review them. NO STATEMENT WAS MADE, WHETHER ORAL, WRITTEN, OR OTHERWISE, THAT CONTRADICTS THE FRANCHISE DISCLOSURE DOCUMENT OR THIS AGREEMENT.

9.9 Negotiation and Mediation. This dispute resolution clause applies to claims by and against all parties and their affiliates, successors, owners, members, managers, officers, directors, employees, agents, and representatives, as to claims arising out of or relating to this Agreement or our relationship, except as stated below. The parties will first attempt to resolve any dispute relating to or arising out of this Agreement or our relationship by negotiation. Any dispute subject to negotiation, and not resolved within ten days, must be submitted to nonbinding mediation before commencing further dispute resolution. Mediation will be before a single skilled independent mediator mutually and reasonably agreed on by the parties. The parties will equally bear the costs of mediation. Mediation will be conducted in accordance with the procedures of United States Arbitration and Mediation Service, Inc. (USA&M) at the option of the party initiating mediation or other mediation service agreed to by you and us. The mediation will be conducted in the city in which USA&M has an office nearest our headquarters office at the time the dispute arises, unless otherwise mutually agreed. This dispute resolution clause shall survive the termination or expiration of this Agreement. This clause shall not apply to prevent the immediate filing of any suit to recover Royalty Fees or Advertising and Development Fees owed under this Agreement, or any suit seeking preliminary or permanent injunctive relief, specific performance, or other equitable relief, or any action at law for damage to our property interests or in equity to enjoin any harm to our goodwill, Marks, or our intangible property.

9.10 Waiver of Rights. THE PARTIES HERETO AND EACH OF THEM KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY AGREE AS FOLLOWS:

(a) The parties hereto and each of them EXPRESSLY WAIVE(S) THE RIGHT THAT ANY MAY HAVE TO TRIAL BY JURY.

36	March 2014

(b) The parties hereto and each of them EXPRESSLY WAIVE(S) ANY CLAIM FOR PUNITIVE, MULTIPLE, CONSEQUENTIAL AND/OR EXEMPLARY DAMAGES, except that we shall be free to bring an action for willful trademark infringement and, if successful, to receive an award of multiple damages as permitted by law. The parties further agree that if this waiver is unenforceable under applicable law, then any recovery by any party in any forum shall not exceed two times actual damages, except for an award of multiple damages to us for willful trademark infringement.

(c) No party shall initiate or participate in any class action litigation claim against any other party bound hereby.

9.11 Injunction, Enforcement, Costs and Venue.

(a) Either party may seek to obtain in any court of competent jurisdiction specific performance and injunctive relief to restrain a violation by the other party of any term or covenant of this Agreement.

(b) You must pay all our damages, expenses, audit, investigation and experts’ costs, collection costs, attorneys’ fees, and interest on the unpaid balances as permitted by law, resulting from your default under this Agreement or from the indemnification provisions of this Agreement.

(c) In specific consideration for the use of the Marks, the exclusive venue and forum of dispute resolution will be in the applicable federal or state court for the judicial district in which Papa Murphy’s International LLC has its principal place of business at the time the action is commenced. The parties waive all issues of personal jurisdiction or venue for the purpose of enforcing this Section.

(d) Any and all claims and actions arising out of or relating to this agreement, the relationship of the parties, or Franchise Owner’s operation of the unit, brought in any forum by any party hereto against the other, must be commenced within two (2) years after the discovery of the facts giving rise to such claim or action, or such claim or action shall be barred, except for claims relating to the financial obligations of Franchise Owner.

9.12 Attorneys’ Fees. In any litigation or other mandatory dispute resolution, the prevailing party, if any, shall be entitled to an award of its damages, expenses, audit, investigation and experts’ costs, collection costs, attorneys’ fees, and interest on the unpaid balances as permitted by law.

9.13 Binding Effect. This Agreement benefits and is binding upon the respective heirs, executors, administrators, successors, and assigns of the parties, but subject to the requirements of this Agreement regarding our permission for your Transfer.

9.14 Independent Investigation. THE PROSPECT OF SUCCESS OF THE BUSINESS VENTURE UNDERTAKEN BY FRANCHISE OWNER BY VIRTUE OF THIS AGREEMENT IS SPECULATIVE AND DEPENDS TO A MATERIAL EXTENT UPON FRANCHISE OWNER’S CAPABILITY AS AN INDEPENDENT BUSINESS PERSON AND FRANCHISEE, AS WELL AS OTHER FACTORS. WE MAKE NO REPRESENTATIONS OR WARRANTIES AS TO THE POTENTIAL SUCCESS OF THE BUSINESS VENTURE UNDERTAKEN BY FRANCHISE OWNER HEREBY. FRANCHISE OWNER REPRESENTS AND WARRANTS THAT IT HAS ENTERED INTO THIS AGREEMENT AFTER MAKING INDEPENDENT INVESTIGATIONS OF OUR BUSINESS, AND NOT IN RELIANCE UPON ANY REPRESENTATION BY US AS TO SALES OR PROFITS WHICH FRANCHISE OWNER IN PARTICULAR MIGHT BE EXPECTED TO REALIZE. FRANCHISE OWNER FURTHER

37	March 2014

REPRESENTS AND WARRANTS THAT WE AND OUR REPRESENTATIVES, EMPLOYEES OR AGENTS HAVE MADE NO REPRESENTATIONS TO INDUCE FRANCHISE OWNER TO ACQUIRE THIS FRANCHISE AND EXECUTE THIS AGREEMENT WHICH ARE NOT EXPRESSLY SET FORTH HEREIN OR IN THE DISCLOSURE MATERIALS PROVIDED TO FRANCHISE OWNER PRIOR TO ENTERING INTO THIS AGREEMENT.

9.15 Our Acceptance. This Agreement will be binding upon you at the time you, and each of your owners, signs it and delivers it to us. This Agreement will not be binding upon us until we accept it in writing by one of our principal officers.

9.16 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.17 Time of Essence. You agree and acknowledge that time is of the essence with regard to your obligations hereunder and that all of your obligations are material to us and this Agreement.

10.	FRANCHISE OWNER INFORMATION. The following information must be completed by the Franchise Owner:

10.1 Managing Owner. The following individual is designated as the individual responsible for the operations and management of the Franchised Business:

10.2 Statement of Ownership. Franchise Owner’s form of ownership is (check one):

❑	Individual(s)

If an individual, provide the name and percentage ownership of each individual Franchise Owner and indicate whether each such person will be active in the business:

38	March 2014

❑	Legal Entity (check one and complete (a) through (c) below):

❑	Corporation

❑	Limited Liability Company

❑	Partnership

❑	Other (indicate):

If a legal entity, attach a copy of the articles of incorporation, certificate of formation or similar document and provide the following information:

(a)	State of incorporation or organization:

(b)	Date of incorporation or organization:

(c)	Name and percentage ownership of each owner, member or partner and indicate whether each such person will be active in the business:

10.3 Financial Records. Provide the address where Franchise Owner’s financial records and corporate, partnership or company records, as applicable, are maintained.

❑	Franchised Business

❑	Other (indicate):

If you have more than one signatory, all are jointly and severally bound to this Agreement. Owners of entity franchise owners must each also sign the Owner Agreement and Guaranty attached as Attachment B.

[SIGNATURES ON FOLLOWING PAGE]

39	March 2014

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date written below.

PAPA MURPHY’S INTERNATIONAL LLC

By:
Victoria T. Blackwell
Chief Legal Officer
Date:

FRANCHISE OWNER:

Sign here if you are taking the franchise as an

INDIVIDUAL(S)

(Note: use these blocks if you marked in

Section 10.2 of the Franchise Agreement that

you are an individual or a partnership but the

partnership is not a separate legal entity)

	OR		Sign here if you are taking the franchise as a CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP
Print Name of Legal Entity

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

40	March 2014

CERTIFICATION OF FRANCHISE OWNER

Describe all promises and representations made by any of our representatives to you that are not expressly contained in the Franchise Agreement or the Franchise Disclosure Document, but that influenced your decision to sign the Franchise Agreement.

If the answer is “NONE,” please write “NONE.”

Your completion of this page is a material inducement for us to grant a franchise to you. If you fail to complete and sign this page, we will not execute the Franchise Agreement or we may void the Franchise Agreement if it already has been executed.

The undersigned hereby certifies that the information provided above is true, that the undersigned had an opportunity to obtain the advice of an attorney, and that the undersigned has executed this Certification.

[SIGNATURES ON FOLLOWING PAGE]

Certification of Franchise Owner	1	March 2014

IN WITNESS WHEREOF, the Franchise Owner has signed this Agreement as of the date written below.

FRANCHISE OWNER:

Sign here if you are taking the franchise as an

INDIVIDUAL(S)

(Note: use these blocks if you marked in

Section 10.2 of the Franchise Agreement that

you are an individual or a partnership but the

partnership is not a separate legal entity)

	OR		Sign here if you are taking the franchise as a CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP
Print Name of Legal Entity

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Certification of Franchise Owner	1	March 2014

ATTACHMENT A

FRANCHISED LOCATION AND REQUIRED OPENING DATE

[This information to be completed by us upon full execution of the Franchise Agreement.]

Franchise Fee Paid:	$

Date Paid:

Required Opening Date (pursuant to Section 3.8):

Commencement Date:

Previous Agreement Expiration Date:

1.	Term: You shall be permitted to operate the Franchised Business for the following term:

❑	Ten years from the Commencement Date

❑	If pursuant to a Successive Addendum, five years from the expiration of the Term of your previous Franchise Agreement

❑	If pursuant to a Successive Addendum (Remodel), ten years from the expiration of your previous Franchise Agreement or the acceptance by us of the remodel of the Franchised Business, whichever occurs first

2. Franchised Location: This Agreement is for the establishment of one Papa Murphy’s Franchised Business as set forth in (a) or (b) below. When the exact location for the Franchised Location is determined, this Attachment will be updated by both parties to identify the Franchised Location (pursuant to Section 3 of the Franchise Agreement):

(a) If the Franchised Location is determined upon execution of the Franchise Agreement:

(b) If the Franchised Location is not determined upon execution of the Franchise Agreement, the general Site Selection Area designated is as follows:

(c) When the exact location for the franchise premises is determined, this Attachment will be updated by both parties to identify the franchise premises (pursuant to Section 3.1 of the Franchise Agreement):

[SIGNATURES ON FOLLOWING PAGE]

Attachment A	1	March 2014

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date written below.

PAPA MURPHY’S INTERNATIONAL LLC

By:
Victoria T. Blackwell
Chief Legal Officer
Date:

FRANCHISE OWNER:

Sign here if you are taking the franchise as an

INDIVIDUAL(S)

(Note: use these blocks if you marked in

Section 10.2 of the Franchise Agreement that

you are an individual or a partnership but the

partnership is not a separate legal entity)

	OR		Sign here if you are taking the franchise as a CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP
Print Name of Legal Entity

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Attachment A	1	March 2014

ATTACHMENT B

OWNER AGREEMENT AND GUARANTY

FOR ALL ENTITY FRANCHISE OWNERS

As a condition to the granting by Papa Murphy’s International LLC (“Franchisor,” “we,” “us”) of a Franchise Agreement (“Franchise Agreement”) granting certain rights to the entity listed as the Franchise Owner on the signature block of the Franchise Agreement (“Franchisee”) to develop a Papa Murphy’s Take ‘N’ Bake Pizza store (“Franchised Business”), each of the undersigned individuals (“Owner” or “you” or “your”) agrees jointly and severally to be bound by the terms and restrictions of this Owner Agreement and Guaranty for All Entity Franchise Owners (“Agreement”):

1. Ownership and Management. Each of you warrants to us that you, or you and your spouse, if applicable, are the holders of all equity, voting and other interests in the Franchise Owner and all options, warrants and rights to acquire an interest in the Franchise Owner. The Owner, or Owner and spouse, if applicable, who is to be responsible for on-premises operation of the Franchised Business will successfully complete training. For Area Development Agreements, depending on your experience and qualifications, we may impose requirements that include but are not limited to the experience and qualifications of the operating management of your stores. Such requirements may also include but are not limited to you providing equity ownership, or similar incentives, to your operating personnel. These requirements will become part of your Area Development Agreement.

2. Confidentiality and Noncompetition Agreements.

(a) In-Term Covenants. Each of you agrees that during the term of the Franchise Agreement, including any applicable Interim Period (as defined in the Franchise Agreement) or extension periods, you, your immediate family or household members, and persons associated with you, including owners, managers, assistant managers, or agents involved in the operation of the Franchised Business, will abide by the in-term noncompetition and confidentiality agreements of the Franchise Agreement.

(b) Post-Term Covenants. Each of you agrees that for a period of two years after the transfer, expiration or termination of the Franchise Agreement for any reason, you, your immediate family or household members, and persons associated with you, including owners, managers, assistant managers, or agents involved in the operation of the Franchised Business will abide by the post-termination covenant not to compete and confidentiality provisions of the Franchise Agreement. This post-term covenant applies within a 25-mile radius from the Franchised Business, and within a 25-mile radius from the premises of any other Papa Murphy’s business.

Attachment B	1	March 2014

3. Guaranty.

(a) Guaranty. Each of you personally and unconditionally guarantee to us the performance of all of the Franchise Owner’s obligations under the Franchise Agreement, including the punctual payment of amounts that the Franchise Owner may now or in the future owe to us or any of our affiliates (including but not limited to interest, and all attorneys’ fees, costs and expenses incurred by any of us in collection).

(b) Term of Guaranty. This guaranty and your obligations under it will continue in effect until the earlier of: (i) two years after the Franchise Owner ceases to operate the Franchised Business, or (ii) two years after you cease holding any ownership interest in the Franchise Owner.

(c) Waivers. Each of you waives notice of demand, notice of protest, nonpayment or default, and all other notices to which you may be entitled, except that we will copy you with any notice of termination. You waive any right that you may have to require that an action be brought against the Franchise Owner, and any claims for reimbursement or subrogation that you may have against us as a result of your performance of this Agreement.

4. Other Certifications, Representations, Warranties and Covenants. Each of you hereby makes all certifications, representations, warranties and covenants contemplated by the Franchise Agreement.

5. Covenant Not To Transfer Interests. The Franchise Agreement, and your rights and obligations under it, shall remain personal to you. Any proposed transfer by you (regardless of the form of transfer) shall be subject to the same terms and conditions contained in the Franchise Agreement. The term “transfer” shall have the same meaning as in the Franchise Agreement. Each of you agree that you will not at any time, directly or indirectly, voluntarily or involuntarily, make any transfer, unless you first obtain our written approval in compliance with the same transfer provisions of the Franchise Agreement. You will cause all documents evidencing an ownership interest or right to acquire an ownership interest issued by the Franchise Owner to bear a legend indicating that such ownership interest is subject to the restrictions provided for in the Franchise Agreement. You will show us any owners’ agreement ten business days before it is signed for us to review and ensure compliance with this Agreement.

6. Disputes. Disputes arising out of or relating to this Agreement shall be resolved in the same manner as provided under the Franchise Agreement, including the provisions of the Franchise Agreement pertaining to mediation, venue, applicable law, time periods and limitations that govern any disputes between us and you.

Each of you and your spouse, if your spouse has any direct or indirect interest in the Franchise Owner, have signed this Agreement on the date set forth opposite your signature.

Signature:
Name:
Address:

Date:

Attachment B	2	March 2014

Signature:
Name:
Address:

Date:

Signature:
Name:
Address:

Date:

Signature:
Name:
Address:

Date:

Signature:
Name:
Address:

Date:

Signature:
Name:
Address:

Date:

Attachment B	3	March 2014

ATTACHMENT C

ADDENDUM TO LEASE

(For Reference Purposes Only)

THIS ADDENDUM TO LEASE is made on the              day of              , 20             by and between                                 , hereinafter referred to as “Landlord,” and                                              , hereinafter referred to as “Tenant.”

RECITALS

A. Landlord and Tenant have entered into a certain Lease Agreement dated             , 20__, and pertaining to the premises located at                                      (the “Lease”).

B. Landlord acknowledges that Tenant intends to operate a Papa Murphy’s Take ‘N’ Bake Pizza store in the leased premises under a Franchise Agreement (the “Franchise Agreement”) with Papa Murphy’s International LLC (“Franchisor”).

C. The parties now desire to amend the Lease in accordance with the terms and conditions contained herein.

AGREEMENT

1. Use of Premises. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have the right to use the premises for any lawful uses provided that such use does not conflict with any existing exclusives granted to other users in the shopping center and provided that the use is not detrimental to the value of the existing shopping center. Landlord also agrees that no other tenant (other than the grocer) will be allowed to sell pizza.

2. Structural Repairs. Landlord shall be responsible for repairs to the roof, structural repairs to the building, concrete slab and any other expenses that would be considered a capital expense under generally accepted accounting principles.

3. Defects and CAM Pass Throughs. Landlord agrees that Tenant will not be responsible for any cost of correcting defects in design or construction of the building, remediation of any hazardous substances (as the same may be defined in the Lease), or payment of any insurance deductible, through common area maintenance (CAM) or operating charges.

4. Signage. Landlord agrees to provide Tenant with adequate space on all shopping center identification signs. Tenant is to be allowed to use the standard Papa Murphy’s sign package:

•	Exterior Signs (one of the following – Specification Sheets available)

•	Illuminated Canister Wall Sign

Attachment C	1	March 2014

•	Illuminated Individual Channel Letters flush mounted on Facia

•	Illuminated Individual Channel Letters on Aluminum Raceway (painted to blend w/Facia)

•	Illuminated Individual Channel Letters on Halo Illuminated Raceway

•	Letters – According to the then-current signage specifications

•	“Open” and “Take N Bake” window neon signs

•	Professionally prepared window vinyls

•	Shaker boards

5. Relocation. Landlord agrees there will be no right of relocation by the Landlord for the length of the Lease term to include option period without written consent of Tenant.

6. Condemnation. Tenant shall have the right to seek a separate damage award from the condemning authority that will not diminish the award to which Landlord is legally entitled.

7. Entry by Landlord. Landlord agrees not to enter premises during peak business hours from 4:00 p.m. to 8:00 p.m., except in the event of an emergency.

8. Percentage Rent. Landlord agrees there shall be no rent based on a percentage of sales or revenue. Further, Tenant shall not be required to provide sales data or Tenant financial information to Landlord.

9. Radius Clause. Landlord agrees that there shall be no radius clause whereby Tenant shall be prohibited from opening or operating another Papa Murphy’s Take ‘N’ Bake Pizza store.

10. Right to Assign.

10.1 Notwithstanding anything to the contrary contained in the Lease, Tenant may, without the consent of Landlord, sublease the premises or assign the Lease to the Franchisor or to a subsidiary, affiliate or franchisee of Franchisor. Tenant may not sublease the premises or assign the Lease to any other party without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of an assignment or subletting, Tenant shall remain liable for the payment of all rent and the performance of all of Tenant’s obligations under the Lease.

10.2 Any demand for increased rent or other payment or modification of the terms of the Lease by Landlord as a condition to the granting of consent, when consent is required, shall be deemed unreasonable. Landlord may withhold consent only if Landlord determines that the quality of the merchandising operation from the premises may be substantially inferior to other operations in the vicinity of the premises. If Landlord fails to respond in writing within fourteen (14) days after a request for consent by Tenant or to set forth Landlord’s reasons for denying consent, consent shall be deemed given.

Attachment C	2	March 2014

11. Landlord’s Waiver of Lien. For valuable consideration, Landlord waives all rights to maintain or enforce a statutory or contractual landlord’s lien, security interest, or any other claim against personal property located on the premises. Landlord hereby agrees that all personal property belonging to Tenant shall not be subject to any claim by Landlord as compensation for any debt, common area maintenance charge, utility bill, or other monetary claim owed to Landlord by Tenant. Landlord’s sole recourse for any moneys owed shall be against Tenant.

12. Continuous Operations. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to continuously operate from the premises and the failure to continuously operate shall not be deemed a default under the Lease.

13. Default and Notice Under Lease.

13.1 In the event there is a default by Tenant under the terms of the Lease, or an attempted transfer of Tenant’s interest under the Lease, Landlord shall give Franchisor written notice of such default or attempted transfer within ten days after Landlord receives knowledge of its occurrence.

13.2 If Landlord gives Tenant a default notice, Landlord must contemporaneously give Franchisor a copy of such notice. Franchisor will have the right but not the obligation to cure the default and notify Landlord whether it intends to cure the default and take an automatic assignment of Tenant’s interest as provided in this Agreement. Franchisor will have an additional fifteen (15) days from the expiration of Tenant’s cure period in which to cure the default or violation. The Franchise Agreement gives Franchisor the right of written notice, consent, and right of first refusal for any transfer.

13.3 All notices to Franchisor shall be sent by registered or certified mail, postage prepaid or by overnight mail to the following address:

Papa Murphy’s International LLC

8000 NE Parkway Drive, Suite 350

Vancouver, WA 98662

Attention: Legal Department

14. Right to Cure—Monetary Defaults. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be deemed in default of a monetary obligation under the Lease unless Tenant fails to pay any installments of rent or any other additional charges promptly on the day when they shall become due and payable, and such failure to pay shall continue for a period of ten (10) days after written notice by Landlord.

Attachment C	3	March 2014

15. Right to Cure—Non-Monetary Defaults. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be deemed in default of a non-monetary obligation under the Lease unless Tenant fails to promptly keep and perform any affirmative covenants of the Lease strictly in accordance with the terms of the Lease and shall not cure such failure for a period of thirty (30) days after written notice by Landlord of default and demand for performance. Notwithstanding anything to the contrary contained in the Lease, if any default shall occur other than in the payment of money, which cannot with due diligence be cured within a period of thirty (30) days, and Tenant, prior to the expiration of thirty (30) days from and after the giving of the notice, commences to eliminate the cause of such default and diligently pursues the cure of such default, then Tenant shall not be deemed in default under the Lease.

16. Termination, Transfer, or Expiration of Lease or Franchise Agreement.

16.1 Franchisor may at its option take an assignment of Tenant’s interest, by written notice of its exercise of the option sent within fifteen (15) days after the effective date of any termination, transfer or expiration of the Lease or Franchise Agreement. Landlord may rely on Franchisor’s written notice of termination, transfer, or expiration of the Franchise Agreement.

16.2 Franchisor may cure any default in the Lease within fifteen (15) days after exercise of its option; and must assume possession within a reasonable time thereafter. Landlord will assist Franchisor in gaining possession of premises. If Franchisor does not elect to take an assignment of the Tenant’s interest. Landlord will allow Franchisor to enter the premises to remove all signs and all other removable items containing Franchisor’s trademarks, and to make such other modifications (such as repainting) as are reasonably necessary to distinguish the trademarks and trade dress from those of Franchisor.

17. No Recapture of Excess Rent. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be entitled to any amounts paid by any subtenant or Tenant in excess of the rents provided for in the Lease.

18. Third Party Amendments. Notwithstanding anything to the contrary in the Lease, Tenant shall not be required to agree to substantive Lease modifications required by Landlord’s Lender or other third party and Tenant’s failure to so agree shall not result in termination of the Lease or be considered a default under the Lease.

19. Amendments. No amendment or variation of the terms of this Addendum to the Lease shall be valid unless made in writing and signed by the parties hereto.

20. Beneficiary. Landlord and Tenant expressly agree that Franchisor is a third party beneficiary of this Addendum. This Addendum creates no obligations of the Franchisor.

21. Conflict. In the event of any conflict between the terms of the Lease and the terms of this Addendum, the terms of this Addendum shall control.

22. Change in Building Ownership. In the event the Landlord declares bankruptcy or the ownership of the premises is otherwise transferred to someone other than the named Landlord, Tenant shall be assured that the material provisions in the Lease including, but not limited to rent, term, maintenance obligations, use, relocation, and maintenance expenses shall remain consistent with the terms herein.

Attachment C	4	March 2014

23. Contractors/Subcontractors. In the event the Landlord requires that certain contractors/subcontractors or maintenance companies be used by the Tenant, the cost for said services shall be consistent with other contractors or maintenance companies of the same trade.

24. Discovery of Hazardous Material. In the event that Tenant’s contractor discovers asbestos-containing material or any other hazardous material within the premises, Landlord shall be responsible for the abatement of said hazardous material at its sole cost and expense. In the event that Tenant’s opening is delayed as a result of the abatement, the Lease/rent commencement date will be extended one day for every day that construction is held up. For the purposes of this Addendum, hazardous material shall be defined as that which is considered hazardous material by the National Environment Protection Agency at the time of Lease execution.

25. Non-Structural Changes. Tenant shall be allowed to make non-structural changes to the premises without obtaining Landlord approval providing said changes do not exceed $25,000 per occurrence or require a building permit.

IN WITNESS THEREOF: Landlord and Tenant have signed this Addendum as of the day and year first written.

LANDLORD:

By:
Title:

TENANT:

By:
Its:

Attachment C	5	March 2014

ATTACHMENT D

NONDISCLOSURE AGREEMENT

THIS NONDISCLOSURE AGREEMENT (“Agreement”) governs the disclosure of information by Papa Murphy’s International LLC (“Company”) to the person or entity listed as the Franchise Owner(s) on the signature block of this Agreement (“Recipient”) as of                                                          , 20         (“Effective Date”).

1.	“Confidential Information” means any and all technical and general information provided by Company to recipient, including but not limited to information relating to Company’s franchise system, underlying processes, recipes, mixes, techniques, know-how, ingredients, written documentation, operations manuals, methods of business, business plans, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information the Company provides regarding third parties.

2.	The Recipient agrees that it will hold in strict confidence and not disclose Confidential Information to any third party, except as approved in writing by the Company, and will use the confidential information for no purpose other than evaluating or pursuing a business relationship with the Company. The Recipient shall only permit access to Confidential Information to those of its employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein.

3.	The Recipient shall immediately notify the Company in the event of any loss or unauthorized disclosure of any confidential information.

4.	The Recipient’s obligations under this Agreement do not apply to Confidential Information that: (a) was in the public domain before it was communicated to the Recipient through no fault of the Recipient; (b) entered the public domain after it was communicated to the Recipient through no fault of the Recipient; or (c) was in the Recipient’s possession free of any obligation of confidence at the time it was communicated to the Recipient.

5.	Upon completion of the evaluation by Recipient or upon written request of the Company, the Recipient shall promptly return to the company all documents, notes and other tangible materials representing the Confidential Information and all copies thereof.

6.	The recipient recognizes and agrees that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any confidential Information disclosed pursuant to this Agreement, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Confidential Information. The Recipient shall not make, have made, use or sell for any purpose any product or other item using, incorporating or derived from and Confidential Information.

Attachment D	1	March 2014

7.	Confidential Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. Any reproduction of any Confidential Information shall remain the property of the Company and shall contain any and all confidential or proprietary notices or legends which appear on the original, unless otherwise authorized in writing by the Company.

8.	This Agreement shall be governed by and constructed in accordance with the laws of the State of Washington without reference to conflict of law principles. Any disputes under this Agreement may be brought in the applicable federal or state court for the judicial district in which Papa Murphy’s International has its principal place of business at the time the action is commenced. The parties waive all issues of personal jurisdiction or venue for the purpose of enforcing this Section. This Agreement may not be amended except by a writing signed by both parties hereto.

9.	The Recipient agrees that breach of this Agreement will cause Company irreparable harm for which recovery of monetary damages would be inadequate, and that the Company shall be entitled to obtain timely injunctive relief under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

10.	If any provision of this Agreement is found by a proper authority to be unenforceable or invalid, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

11.	The recipient will not assign or transfer any rights or obligations under this Agreement without the prior written consent of the Company.

12.	All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, electronic mail, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five days after deposit in the mail, or upon acknowledgement of receipt of electronic transmission. Notices shall be sent to the addresses set forth at the end of this Agreement or such other addresses as either party may specify in writing.

[SIGNATURES ON FOLLOWING PAGE]

Attachment D	2	March 2014

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

PAPA MURPHY’S INTERNATIONAL LLC

By:
Victoria T. Blackwell
Chief Legal Officer
Date:

FRANCHISE OWNER:

Sign here if you are taking the franchise as an

INDIVIDUAL(S)

(Note: use these blocks if you marked in

Section 10.2 of the Franchise Agreement that

you are an individual or a partnership but the

partnership is not a separate legal entity)

	OR		Sign here if you are taking the franchise as a CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP
Print Name of Legal Entity

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Attachment D	3	March 2014

ATTACHMENT E

SUCCESSIVE ADDENDUM

This Successive Addendum (“Addendum”) is entered into this              day of             , 20         by and between Papa Murphy’s International LLC, a Delaware limited liability company (“we”) and the person(s) or entity listed as the Franchise Owner on the signature block of this Agreement (“you”).

RECITALS

A. You and we have entered into a Franchise Agreement, dated as of                              for the operation of a Papa Murphy’s Take ‘N’ Bake Pizza store located at                                                                   (the “Current Franchise Agreement”).

B. The term of the Current Franchise Agreement is expiring and you and we are entering into a new franchise agreement (the “Successive Franchise Agreement”).

C. You and we desire to amend the terms of the Successive Franchise Agreement by incorporating the terms of this Addendum into the Successive Franchise Agreement.

AGREEMENT

1. Definitions. All terms capitalized but not otherwise defined herein will have the same meanings ascribed to them in the Successive Franchise Agreement.

2. Amendment. Sections 2.3(a)-(g), 2.3(j), 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 4.4(b) and 5.1 of the Successive Franchise Agreement are hereby deleted in their entirety; provided, however, that Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 shall be reinstated in the event that we grant you the right to relocate the Franchised Business under Section 3.9 of the Successive Franchise Agreement.

3. Successive Franchise Fee. Section 4.1 of the Successive Franchise Agreement is deleted in its entirety and replaced with one of the following based on the version of the expiring Current Franchise Agreement:

❑	“4.1 Successive Franchise Fee. There is no fee for the Successive Franchise Agreement.”

❑	4.1 Successive Franchise Fee. You will pay the sum of $5,000 plus, if due and payable, all applicable federal, state or municipal taxes, as a non-recurring successive franchise fee (“Successive Franchise Fee”) at least 60 days before the expiration date of your prior Franchise Agreement. The Successive Franchise Fee shall be paid by means of check, money order or wire transfer. The Successive Franchise Fee is fully earned upon payment and is nonrefundable.”

Attachment E	1	March 2014

❑	“4.1 Successive Franchise Fee. You shall pay the sum of $7,500 plus, if due and payable, all applicable federal, state or municipal taxes, as a non-recurring successive franchise fee (“Successive Franchise Fee”) at least 60 days before the expiration date of your prior Franchise Agreement. The Successive Franchise Fee shall be paid by means of check, money order or wire transfer. The Successive Franchise Fee is fully earned upon payment and is nonrefundable.”

4. Continuing to Operate Beyond this Agreement. The opening paragraph of Section 6.1 of the Successive Franchise Agreement is deleted in its entirety and replaced with the following:

“6.1 Continuing to Operate Beyond this Agreement. This Agreement grants you the right to operate using our Methods of Operation and our Marks for five years. In order for you to continue to operate beyond the five-year term, you must enter into a new Franchise Agreement and a Successive Addendum in the form attached hereto as Attachment E, the terms of which may vary substantially from this Agreement. The term of any Franchise Agreement successive to this Agreement (“Successive Franchise Agreement”) will be for five years. Your ability to enter into a Successive Franchise Agreement and continue to operate is contingent on satisfactory performance of this Agreement and any other agreements with us, and our approval of your current location and lease., and you must not be in default under this Agreement or any other agreements between you and us or our affiliates or a third party that relates to the franchise in any way. In addition, in order to receive a Successive Franchise Agreement, the following must occur:”

5. Addendum Binding. This Addendum will be binding upon and inure to the benefit of each party and to each party’s respective successors and assigns.

6. No Further Changes. Except as specifically provided in this Addendum, all of the terms, conditions and provisions of the Successive Franchise Agreement will remain in full force and effect as originally written and signed.

[SIGNATURES ON FOLLOWING PAGE]

Attachment E	2	March 2014

IN WITNESS WHEREOF, you and we have duly executed this Addendum as of the date written below.

PAPA MURPHY’S INTERNATIONAL LLC

By:
Victoria T. Blackwell
Chief Legal Officer
Date:

FRANCHISE OWNER:

Sign here if you are taking the franchise as an

INDIVIDUAL(S)

(Note: use these blocks if you marked in

Section 10.2 of the Franchise Agreement that

you are an individual or a partnership but the

partnership is not a separate legal entity)

	OR		SIGN HERE IF YOU ARE TAKING THE FRANCHISE AS A CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP
Print Name of Legal Entity

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Signature:		By:
Print Name:		Print Name:
Date:		Title:
Date:

Attachment E	3	March 2014